UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

CENUCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, par value $.001

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $5,400,000 cash and 4,275,000 shares of common stock to be issued in connection with the acquisition, with a market value of $7.20 per share, based on the average of the high and low prices of the common stock reported in the consolidated reporting system on November 26, 2004.

(4)	Proposed maximum aggregate value of transaction: $36,180,000

(5)	Total fee paid: $4,584.00

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CENUCO, INC.

6421 CONGRESS AVENUE, SUITE 201
BOCA RATON, FLORIDA 33487
(561) 994-4446

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 30, 2004

The Annual Meeting of Stockholders (the “Annual Meeting”) of Cenuco, Inc. (the “Company”) will be held at the Holiday Inn of Boca Raton, Florida, on December 30, 2004 at 10:00 a.m. (EST) for the following purposes:

(1)	To approve the issuance of the following shares of our common stock in connection with our proposed acquisition of substantially all of the assets of Omni Point Marketing, LLC, a Florida limited liability company (“Omni Point”): (a) up to 4,275,000 shares to be issued to Omni Point, as part of the aggregate purchase price; (b) up to 1,500,000 shares to be issued upon the conversion of warrants to be issued to affiliates of Omni Point at the closing; and (c) up to 3,000,000 shares to be issued upon the conversion of warrants that may be issued to affiliates of Omni Point as earn-out consideration;

(2)	To elect four directors for a term of one year, or until their successors are duly elected and qualified;

(3)	To ratify the selection of Salberg & Company, P.A. as the Company’s independent auditor for the fiscal year ending June 30, 2005; and

(4)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on December 6, 2004 will be entitled to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ STEVEN BETTINGER
DIRECTOR, CHIEF EXECUTIVE OFFICER

December 14, 2004
BOCA RATON, FLORIDA

i

2004 ANNUAL MEETING OF STOCKHOLDERS

OF

CENUCO, INC.

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Cenuco, Inc., a Delaware corporation (the “Company”) for their use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at The Holiday Inn of Boca Raton, Boca Raton, Florida, on December 30, 2004 at 10:00 a. m. (EST), and at any adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about December 14, 2004. The cost of solicitation of proxies is being borne by the Company.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, our stockholders will consider and vote upon the following matters:

(1)	the issuance of the following shares of our common stock, in connection with our proposed acquisition of substantially all of the assets of Omni Point Marketing, LLC, a Florida limited liability company (“Omni Point”): (a) up to 4,275,000 shares to be issued to Omni Point, as part of the aggregate purchase price; (b) up to 1,500,000 shares to be issued upon the conversion of warrants to be issued to affiliates of Omni Point at the closing; and (c) up to 3,000,000 shares to be issued upon the conversion of warrants that may be issued to affiliates of Omni Point as earn-out consideration;

(2)	the election of four directors for a term of one year, or until their successors are duly elected and qualified;

(3)	the ratification of the selection of Salberg & Company, P.A. as the Company’s independent auditor for the fiscal year ending June 30, 2005; and

(4)	any other business as may properly come before the Annual Meeting.

SUMMARY TERM SHEET

General Information About the Omni Point Acquisition

This summary describes the material terms of Proposal 1 that you will be voting on at the Annual Meeting of Stockholders (the “Annual Meeting”). Proposal 1 relates to the issuance of shares of our common stock in connection with our proposed acquisition of Omni Point Marketing, LLC, a Florida limited liability company (“Omni Point”). It also describes the material terms of our proposed acquisition of Omni Point. You will not be voting on the proposed acquisition, but we are describing its material terms because the shares that are the subject of Proposal 1 are issuable in connection with the proposed acquisition. To better understand Proposal 1 and the proposed acquisition, as well as the other proposals that you are voting on at the Annual Meeting, you should carefully read this entire document, its attachments and the other documents to which we refer.

When did we agree to acquire substantially all of the assets of Omni Point?

On October 21, 2004, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which we agreed to acquire substantially all of the assets of Omni Point, conditioned upon our stockholders’ approval of the issuance of shares of our common stock in connection with the proposed acquisition. See “Proposal 1 — The Omni Point Acquisition” beginning on page 9.

What is the purchase price for Omni Point?

The aggregate purchase price for the assets of Omni Point is:

•	$5,400,000 in cash; and

•	4,275,000 shares of our common stock. Pursuant to the Asset Purchase Agreement, the 4,275,000 shares payable was determined by dividing an agreed upon amount of $17,000,000 by $4.00 per share, for a total purchase price of $22,500,000 (the “APA Purchase Price”).

As of November 29, 2004, our common stock was valued at $7.39 per share, which would increase the value of our common stock issued in connection with the acquisition to $31,592,250, for an aggregate purchase price of $36,992,250.

In accordance with the Asset Purchase Agreement, we will defer payment of 10% of the APA Purchase Price for a period of one year after the closing for the following purposes:

•	in order to secure indemnity obligations of Omni Point and its owners for any material breach of the Asset Purchase Agreement;

•	as an offset to certain financial statement adjustments that may be required to make Omni Point’s financial statements comply with generally accepted accounting principles after the closing; and

•	as an offset to the purchase price for any amount by which the working capital of Omni Point is less than $1,000,000 at closing.

The deferred amount will be payable in our common stock.

In addition, at the closing, we will issue:

•	warrants to purchase 750,000 shares of our common stock to Michael Brauser, an affiliate of Omni Point; and

•	warrants to purchase 750,000 shares of our common stock to Scott Hirsch, an affiliate of Omni Point.

After the closing, we intend to use Omni Point’s eMail Append Database to market our products and services to new and existing customers through a newly-created Omni Point Division. If the Omni Point Division meets certain performance criteria during each of the three years beginning on January 1, 2005, we will also issue warrants to purchase up to 3,000,000 shares of our common stock to Messrs. Brauser and Hirsch as additional consideration in the acquisition (the “Earn-Out Warrants”).

We have agreed to use our reasonable best efforts to file a registration statement with the SEC for the resale of up to $2,500,000 worth of our shares of common stock issued or issuable in connection with the proposed acquisition of Omni Point, by no later than March 15, 2005.

See “Proposal 1 — The Omni Point Acquisition” beginning on page 9.

What are stockholders being asked to vote on with respect to the proposed acquisition of Omni Point?

Stockholders are being asked to approve:

•	the issuance of up to 4,275,000 shares of our common stock to Omni Point at the closing of the acquisition of Omni Point;

•	the issuance of up to 1,500,000 shares of our common stock upon conversion of the warrants to be issued to Messrs. Brauser and Hirsch, affiliates of Omni Point, in connection with our acquisition of Omni Point; and

•	the issuance of up to 3,000,000 shares of our common stock upon conversion of Earn-Out Warrants that may be issued to Messrs. Brauser and Hirsch, affiliates of Omni Point, if certain income thresholds are met by the Omni Point Division.

See “Proposal 1 — The Omni Point Acquisition” beginning on page 9.

What effects will the proposed issuances of common stock have on stockholders?

The issuances of common stock upon the closing of the proposed acquisition of Omni Point, and upon conversion of the warrants and the Earn-Out Warrants, if any, would result in a dilution in the percentage of ownership interest of our existing stockholders.

There are currently [12,619,940] shares of our common stock outstanding. If our stockholders approve Proposal 1, we will issue up to 4,275,000 shares of our common stock to Omni Point at the closing, which represents approximately [34%] of our currently outstanding common stock. In addition, we may be required to issue up to 1,500,000 shares of our common stock upon conversion of the warrants to be issued in connection with the proposed acquisition, which represents approximately [12%] of our currently outstanding common stock. Further, we may be required to issue up to an additional 3,000,000 shares of our common stock upon conversion of the Earn-Out Warrants, to the extent we are required to issue Earn-Out Warrants, which represents approximately [24%] of our currently outstanding common stock.

Accordingly, if we issue all of the shares of common stock in connection with the proposed acquisition, we would then have [21,394,940] shares of common stock outstanding, which would then represent an increase of approximately [70%] of our currently outstanding shares of common stock. See “Proposal 1 — Effect of Stock Issuances” beginning on page 8.

Why do stockholders have to approve the issuance of shares of our common stock in connection with the proposed acquisition of Omni Point?

The rules of the American Stock Exchange (the “AMEX”) require that our stockholders approve the issuance of more than 20% of our common stock in any acquisition. Because the issuance of shares of our common stock upon the closing of the proposed acquisition of Omni Point, and issuance of shares of our common stock upon conversion of the warrants and the Earn-Out Warrants, if any, will exceed 20% of our currently outstanding shares, we are required to seek stockholder approval before we can close the proposed acquisition and issue those shares. See “Proposal 1 — Stockholder Approval Required” beginning on page 8.

Why was stockholder approval not required for entering into the Asset Purchase Agreement?

Under Delaware law and the AMEX rules, stockholder approval was not required to enter into the Asset Purchase Agreement. AMEX rules do require, however, that our stockholders approve the issuance of shares of our common stock to be issued in connection with the proposed acquisition. See “Proposal 1 — Stockholder Approval Required” beginning on page 8.

Who is entitled to vote on Proposal 1?

Only the holders of shares of our common stock of record at the close of business on December 6, 2004, are entitled to vote on Proposal 1. See “Proposal 1 — Vote Required” beginning on page 9.

What vote is required to approve Proposal 1?

The AMEX rules require that in order to approve the proposal, a majority of the votes cast by our stockholders is required to approve the proposal. See “Proposal 1 — Vote Required” beginning on page 9.

Have any stockholders agreed to vote in favor of Proposal 1?

Current stockholders who own approximately 30% of the shares of our common stock have indicated that they intend to vote in favor of Proposal 1. See “Proposal 1 — The Omni Point Acquisition” beginning on page 9.

Are there appraisal rights?

Stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the proposed acquisition. See “Proposal 1 — No Appraisal Rights” beginning on page 16.

What are the tax implications of the proposed acquisition?

We do not anticipate that the proposed acquisition will have any material tax implication to our company.

What is the Board of Directors’ recommendation on how to vote?

Our Board of Directors unanimously recommends that you vote FOR the approval of Proposal 1. See “Proposal 1 — Recommendation of the Board of Directors” beginning on page 9.

General Information About the Annual Meeting and Voting

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting on December 30, 2004, and at any adjournment of the meeting, for the purposes indicated in the accompanying Notice of Annual Meeting of Stockholders. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

This proxy statement and the accompanying proxy card will be mailed to stockholders on or about December 14, 2004.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on December 6, 2004. A total of [12,619,940] shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock you own.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR the issuance of shares of our common stock in connection with the proposed acquisition of Omni Point, FOR the election as directors of the nominees named herein, each to serve for a term of one year, or until their successors are duly elected and qualified, FOR the ratification of the selection of Salberg & Company P.A. as our independent auditor and will use their judgment to vote FOR or AGAINST any other proposals to be considered at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card, or by signing, dating and returning to us a new proxy card, or by attending the Annual Meeting and voting in person. We will honor the proxy card with the latest date.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. A majority of the outstanding shares will constitute a quorum at the meeting.

Who will count the votes?

American Stock Transfer & Trust Company, our transfer agent, will tabulate the returned proxy votes by mail. An officer of our company will serve as the election inspector and will tabulate the votes at the meeting. The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions from voting as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We may request persons holding shares in their names for others to forward soliciting materials to our principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

Who can help answer my questions?

If you have any questions concerning any proposal or the Annual Meeting, or if you would like additional copies of the proxy statement or if you will need special assistance at the meeting, please call Steven Bettinger, our Chief Executive Officer, at (561) 994-4446.

You are requested, regardless of the number of shares you hold, to sign the attached proxy card and return it promptly in the enclosed envelope.

The summary information provided above in “question and answer” format is merely a brief description of material information contained in this proxy statement.

FORWARD-LOOKING STATEMENTS

With the exception of the discussion regarding historical information, this proxy statement contains forward-looking statements, including statements concerning our future plans following the acquisition of Omni Point. Such statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our ability to close the acquisition of the Omni Point, our inability to integrate the operations of Omni Point into our operations and to obtain the anticipated benefits of the Omni Point Acquisition, the inability of management to successfully implement their strategies relating to Omni Point’s eMail Append Database, our inability to increase sales to current customers and to expand our customer base, and other risks detailed in our Annual Report on Form 10-KSB that is incorporated by reference into this proxy statement and being delivered to stockholders simultaneously with this proxy statement.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK,
IN CONNECTION WITH OUR ACQUISITION OF OMNI POINT MARKETING, LLC

General

On October 21, 2004, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Omni Point Marketing, LLC, a Florida limited liability company (“Omni Point”) pursuant to which we agreed to acquire substantially all of the assets of Omni Point (the “Omni Point Acquisition”) and to assume certain liabilities of Omni Point. Omni Point provides both online and traditional marketing services to its customers. Most of Omni Point’s revenues are generated by advertising its customers’ products and services to its expansive list of consumers contained in Omni Point’s eMail Append Database. Omni Point is based in Fort Lauderdale, Florida.

Stockholder Approval Required

We are asking stockholders to approve the issuance of the following shares of our common stock in connection with the Omni Point Acquisition

•	up to 4,275,000 shares to be issued to Omni Point at the closing;

•	up to 1,500,000 shares to be issued to Michael Brauser and Scott Hirsch, affiliates of Omni Point, upon the conversion of warrants to be issued at the closing; and

•	up to 3,000,000 shares to be issued to Messrs. Brauser and Hirsch, affiliates of Omni Point, upon the conversion of warrants to be issued as earn-out consideration.

Section 712 of the Listing Standards, Policies and Requirements of the American Stock Exchange (the “AMEX”) requires stockholder approval prior to listing additional shares to be issued in connection with an acquisition of the stock or assets of another company, if the issuance of common stock or securities convertible into common stock could result in an increase in our outstanding common shares of 20% or more. Because the issuance of shares of our common stock in connection with the Omni Point Acquisition will exceed 20% of our currently outstanding shares, we are required to seek stockholder approval of the issuance of our common stock before we can close the proposed acquisition and issue those shares.

Effect of Stock Issuances

Upon stockholder approval of Proposal 1, we will issue up to 4,275,000 shares of common stock to Omni Point, and we will issue warrants to purchase up to an additional 1,500,000 shares of our common stock, which would, upon conversion, collectively increase our outstanding shares of common stock by approximately [46%].

In addition, we may issue Earn-Out Warrants to purchase up to 3,000,000 shares of our common stock, which would, upon conversion, collectively increase our outstanding shares of common stock by approximately an additional [24%].

Accordingly, we could issue up to an additional 8,775,000 shares of our common stock in connection with the Omni Point Acquisition, or approximately [70%] of our currently outstanding shares of common stock, which would result in dilution in the percentage ownership interest of our existing stockholders.

Vote Required

For this Proposal 1 to be approved in accordance with the requirements of the AMEX, the affirmative vote of a majority of the votes cast by our stockholders, in person or by proxy, on this Proposal 1 is required. Brokers that do not receive instructions are not entitled to vote those shares with respect to this Proposal 1. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Current stockholders who own, as of the record date, approximately 30% of the shares of our common stock have indicated that they intend to vote in favor of this Proposal 1.

Recommendation of the Board of Directors

The members of our Board of Directors unanimously recommend that you vote FOR the approval of this Proposal 1.

The Omni Point Acquisition

Overview

The following information about the Omni Point Acquisition is provided in connection with Proposal 1 described above. Stockholders are not being asked to vote upon the Omni Point Acquisition or approval of the Asset Purchase Agreement, which has already been executed.

As described above, on October 21, 2004, we entered into an Asset Purchase Agreement with Omni Point pursuant to which we agreed to acquire substantially all of the assets of Omni Point and assume certain liabilities of Omni Point.

Purchase Price

The aggregate purchase price for the assets of Omni Point is:

•	$5,400,000 in cash; and

•	4,275,000 shares of our common stock. Pursuant to the Asset Purchase Agreement, the 4,275,000 shares payable was determined by dividing an agreed upon amount of $17,000,000 by $4.00 per share, for a total purchase price of $22,500,000 (the “APA Purchase Price”).

As of November 29, 2004, our common stock was valued at $7.39 per share, which would increase the value of our common stock issued in connection with the acquisition to $31,592,250, for an aggregate purchase price of $36,992,250.

On October 15, 2004, we entered into an Escrow Agreement with Omni Point and Omni Point’s legal counsel, as the escrow agent, pursuant to which we agreed to deposit $5,000,000 in an escrow account, which is being held and maintained by the escrow agent for payment of the purchase price at closing.

In accordance with the Asset Purchase Agreement, we will defer payment of 10% of the APA Purchase Price for a period of one year after the closing for the following purposes:

•	in order to secure indemnity obligations of Omni Point and its owners for any material breach of the Asset Purchase Agreement;

•	as an offset to certain financial statement adjustments that may be required to make Omni Point’s financial statements comply with generally accepted accounting principles after the closing; and

•	as an offset to the purchase price for any amount by which the working capital of Omni Point is less than $1,000,000 at closing.

The deferred amount will be payable in our common stock.

Warrants

At the closing, we will issue the following warrants to Michael Brauser and Scott Hirsch, affiliates of Omni Point (to be shared equally):

•	a warrant to purchase up to 500,000 shares at an exercise price of $4.00/share;

•	a warrant to purchase up to 500,000 shares at an exercise price of $5.00/share; and

•	a warrant to purchase up to 500,000 shares at an exercise price of $6.00/share.

The warrants may be exercised, in whole or in part, at any time prior to 5 years from the date of issuance.

Earn-Out Warrants

If revenues of our newly created Omni Point Division meet the following performance criteria during each of the three years beginning on January 1, 2005, we will also issue warrants to Messrs. Brauser and Hirsch as additional consideration in the Omni Point Acquisition, as follows:

•	If gross revenues of the Omni Point Division of at least $46,000,000 are attained for the year beginning January 1, 2005 and ending December 31, 2005, from growth of the business and not from the acquisition of businesses or acquisition of customer accounts, we will issue warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $8/share;

•	If gross revenues of the Omni Point Division of at least $68,000,000 are attained for the year beginning January 1, 2006 and ending December 31, 2006, from growth of the business and not from the acquisition of businesses or acquisition of customer accounts, we will issue warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $10/share; and

•	If gross revenues of the Omni Point Division of at least $86,000,000 are attained for the year beginning January 1, 2007 and ending December 31, 2007, from growth of the business and not from the acquisition of businesses or acquisition of customer accounts, we will issue warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $12/share.

Registration Rights

We have agreed to use our reasonable best efforts to file a registration statement with the SEC for the resale of up to $2,500,000 worth of our shares of common stock issued or issuable in connection with the Omni Point Acquisition, by no later than March 15, 2005.

Background of the Omni Point Acquisition

In early October 2004, we commenced negotiations with representatives from Omni Point on the structure of a transaction whereby we would acquire substantially all of the assets of Omni Point. At that time, our negotiations focused on the form and amount of the purchase price. Both parties desired a transaction in which we would issue both cash and shares of our common stock. Our Board of Directors was interested in pursuing a transaction with this structure since it would require that we would use less cash and would not incur any debt. The amount of the consideration was determined by arms-length negotiations between the parties. Factors in those negotiations included Omni Point’s anticipated cash flow from operations, book value, revenues and prospects and the price of our common stock.

Following consultation with our respective boards of directors and legal advisors, on October 14, 2004, we entered into a letter of intent with Omni Point regarding the acquisition of substantially all of its assets on the terms described above.

After the execution of the letter of intent, we commenced a due diligence investigation of Omni Point. Representatives of Omni Point, together with their counsel, and our representatives met to discuss various aspects of the proposed transaction. As a result of these discussions, our due diligence review and a further analysis of applicable state laws and the AMEX rules, we commenced drafting and negotiation of the Asset Purchase Agreement. After further negotiations and revisions to the documentation, our Board of Directors discussed the terms of the Asset Purchase Agreement and related documents, including the representations, warranties, covenants, conditions, termination events and termination consequences, as well as the structure of the proposed transaction, and approved the Omni Point Acquisition and authorized our officers to undertake all acts necessary or desirable to effect the Omni Point Acquisition. The parties then executed the Asset Purchase Agreement after the market closed on October 21, 2004, and publicly announced the transaction on October 25, 2004.

Purposes of the Omni Point Acquisition

Our Board of Directors determined that the terms of the Asset Purchase Agreement, which were the product of arm’s length negotiations between our representatives and Omni Point, were in the best interests of our stockholders. In reaching this determination, our Board of Directors considered the following positive factors:

•	we believe we can integrate our core technology for delivering content over cellular networks into the Omni Point business model for marketing and advertising;

•	we believe we can create a new medium for advertising, both permission based and location based targeting utilized the cellular data networks globally;

•	we believe the online marketing sector is favorable and the next generation of internet marketing is cellular based;

•	we believe our engineering skills coupled with Omni Point’s rapid growth will compliment our company and expedite our profitability;

•	we believe the Omni Point eMail Append Database has an expansive list of consumers, through which we believe we will be able to market our products, which in turn should have a positive impact on our revenues; and

•	the structure of the transaction requires less cash and does not require us to incur any debt.

Approvals Needed to Complete the Omni Point Acquisition

We were not required to obtain the approval of any regulatory agency in order to enter into the Asset Purchase Agreement, nor were we required to obtain the approval of our stockholders under state law or the AMEX rules. AMEX rules do require, however, that our stockholders approve the issuance of shares of our common stock in connection with the proposed acquisition.

Other Provisions of the Asset Purchase Agreement and Related Agreements

The following discussion of the material terms and conditions of the Asset Purchase Agreement is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, which is attached to this proxy statement as Annex A and is incorporated herein by reference.

     Purchased Assets

At the closing, we will acquire all of Omni Point’s interests in and to its assets, properties and business, whether real, personal or mixed, tangible or intangible, including, but not limited to, all of Omni Point’s:

•	rights in and to its eMail Append Database, including all information contained therein;

•	tangible personal property, whether owned or leased;

•	customer accounts and customer contracts;

•	rights accruing under any dealer, sales or service agreements;

•	cash and cash equivalents and investments, whether short-term or long-term;

•	prepaid and deferred items relating to its operations;

•	receivables;

•	interests and rights under its equipment leases;

•	intellectual property and other similar intangible property rights relating to its business;

•	licenses and permits, to the extent assignable, issued or used in connection with the business;

•	books and records; and

•	interests, rights and benefits accruing as lessee under its real property leases.

     Excluded Assets

We will not acquire the organizational records and ownership records of Omni Point, or the stock of Omni Point’s subsidiaries, if any.

     Assumed Liabilities

     At the closing, we will assume all of Omni Point’s liabilities, obligations and duties with respect to Omni Point’s:

•	customer contracts;

•	equipment leases;

•	real property leases; and

•	current liabilities of Omni Point reflected on its balance sheet, dated as of September 30, 2004, including tax accruals for sales, employee withholding and payroll taxes.

     Excluded Liabilities

We will not assume any other obligations or liabilities of Omni Point, including, but not limited to any:

•	indebtedness;

•	tax liabilities;

•	environmental liabilities;

•	liabilities for any default under any of the assumed liabilities that existed prior to the closing;

•	liabilities for violation of any laws by Omni Point or its owners prior to the closing;

•	liabilities arising out of any employee benefit plan or any other plans;

•	liabilities of Omni Point or its owners with respect to the excluded assets; or

•	liabilities of Omni Point to its owners or affiliates, whether by contract, pursuant to law, or otherwise.

     Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties from each of the parties relating to, among other things, their organization, corporate status, capitalization, power and authority relative to the Asset Purchase Agreement and absence of conflicts. In addition, Omni Point and its owners made representations and warranties to us relating to their financial statements, absence of undisclosed liabilities and indebtedness, litigation matters, environmental matters, ownership of real property, title to assets, compliance with laws, labor and employment matters, employee benefit plans, tax matters, insurance matters, receivables, intellectual property, contracts, accuracy as to furnished information, customers, product warranties and related party transactions.

     Non-competition and Non-solicitation Covenants

Omni Point and its owners agreed that they will not, for a period of 5 years following the closing: (i) compete with us; (ii) solicit any customers acquired by us under the Asset Purchase Agreement; (iii) solicit any persons employed by us; or (iv) in any way use any of the intellectual or proprietary rights acquired by us under the Asset Purchase Agreement. In addition, the owners of Omni Point agreed to deliver non-competition agreements at the closing.

     Conditions to Close and Ancillary Agreements

The respective obligations of the parties to consummate the Omni Point Acquisition are conditioned on the satisfaction or occurrence of certain closing conditions, including, but not limited to, our obtaining the required approval of our stockholders to issue the shares of our common stock, the absence of any material adverse changes in the purchased assets or business, delivery of copies of resolutions by our Board of Directors and the owners of Omni Point approving the transaction, and the receipt of all necessary approvals and consents required to consummate the transaction.

In addition, the respective parties must deliver certain documents and ancillary agreements at the closing, including, but not limited to, the following:

•	payoff and estoppel letters from all the holders of any indebtedness of Omni Point, including UCC-3 termination statements and other appropriate satisfactions and releases;

•	a 3 year employment agreement with Scott Hirsch; and

•	a stockholders’ agreement, by and among, Steven Bettinger and Messrs. Brauser and Hirsch, providing that if Mr. Bettinger proposes to sell, either in a single transaction or in a series of related transactions during any calendar year, more than 33% of the shares of our common stock then owned by him, he will allow Messrs. Brauser and Hirsch to participate in such sale, on a pro rata basis, on the same terms and conditions. The stockholders’ agreement will terminate after 7 years, or upon the occurrence of any of the following events: (i) a merger, combination, sale and/or reorganization of our company; (ii) the cessation of our business; (iii) the bankruptcy, receivership or dissolution of our company; or (iv) registration of all of our shares of common stock owned by Messrs. Brauser and Hirsch under the Securities Act of 1933, as amended.

The closing of the Omni Point Acquisition will be held promptly after approval by our stockholders to issue shares of our common stock and the satisfaction of all other conditions to closing.

     Additional Members to be Appointed to the Board of Directors

Pursuant to the Asset Purchase Agreement we are required to nominate and appoint Messrs. Brauser and Hirsch as additional members of the Board of Directors. In addition, Mr. Brauser is permitted to nominate and elect 2 additional board members to the Board of Directors upon our prior consent.

     Indemnification

In accordance with the Asset Purchase Agreement, we will defer payment of 10% of the APA Purchase Price for a period of one year after the closing to in order to, among other things, secure indemnity obligations of Omni Point and its owners for any material breach of the Asset Purchase Agreement. The deferred amount will be payable in our common stock.

Omni Point and its owners have agreed to indemnify us for any losses and claims against us arising from any:

•	breach of a representation, warranty or certification made by Omni Point or its owners in the Asset Purchase Agreement;

•	breach of the covenants or agreements made by Omni Point or its owners in the Asset Purchase Agreement,

•	liability or obligation of Omni Point, resulting from Omni Point’s ownership or operation of the purchased assets or the business prior to the closing;

•	environmental liabilities;

•	litigation matters not covered by insurance;

•	violations of law by Omni Point or its owners; and

•	employee benefit plans liabilities.

We are not entitled to receive any indemnifiable damages from Omni Point and its owners unless the aggregate amount of such damages exceeds $25,000, in which case we will be entitled to the full amount in excess of the $25,000. The total amount of any indemnifiable damages that any owner of Omni Point may be required to pay is limited to the amount of the purchase price received by such owner, and such owner may pay any indemnifiable damages for which such owner is liable with shares of our common stock, which would be valued at $4.00 per share. The minimum indemnifiable damages threshold and maximum indemnifiable damages cap will not apply to any damages resulting from the excluded liabilities or any liability or obligation of Omni Point (other than the assumed liabilities) arising prior to closing.

We have agreed to indemnify Omni Point and its owners for any losses and claims against them arising from any breach of:

•	a representation, warranty or certification made by us in the Asset Purchase Agreement; and

•	the covenants or agreements made by us in the Asset Purchase Agreement.

     No Solicitation of Competing Proposals

Omni Point has agreed that it will not solicit or encourage any competing acquisition proposals.

     Termination and Breakup Fee

The Asset Purchase Agreement may be terminated at any time prior to the closing as follows:

•	by mutual written consent of the parties at any time prior to the closing;

•	by us, in the event: (i) of a material breach by Omni Point or any of its owners of any provision of the Asset Purchase Agreement, which is not cured within 5 days of receipt of written notice from us; or (ii) if Omni Point or its owners fail to satisfy their conditions to close or they are not prepared to close the acquisition within 30 days of receipt of all approvals, consents or authorizations of the SEC, the AMEX and our stockholders; or

•	by Omni Point, in the event: (i) of a material breach by us of any provision of the Asset Purchase Agreement, which is not cured within 5 days of receipt of written notice from Omni Point; (ii) we fail to satisfy our conditions to close or we are not prepared to close the acquisition within 30 days of receipt of all approvals, consents or authorizations of the SEC, the AMEX and our stockholders.

In the event the Asset Purchase Agreement is terminated as a result of a material breach by either party (or either party fails to satisfy any conditions to close), the breaching party will be required to pay the non-breaching party $1,000,000.

     Accounting Treatment of the Omni Point Acquisition

We will account for the Omni Point Acquisition using the purchase method of accounting in accordance with SFAS No. 141. In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 141, Business Combinations, and FAS 142, Goodwill and Intangible Assets. FAS 141 requires the application of the purchase method of accounting for all business combinations. Major provisions of FAS 142 require intangible assets acquired in a business combination to be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability. In addition, goodwill, as well as intangible assets with indefinite lives, is no longer subject to amortization. Finally, goodwill and intangible assets with indefinite lives are tested for impairment annually and whenever there is an impairment indicator.

     Certain Federal Income Tax Consequences

We do not anticipate that the proposed acquisition will have any material tax implication to our company.

     No Appraisal Rights

Under Delaware law, stockholders will not have the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheets and statements of operations reflect the Omni Point Acquisition. The statements are derived from and should be read in conjunction with our historical financial statements and notes thereto, as presented in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, which is being delivered simultaneously with this proxy statement.

The unaudited pro forma balance sheets as of June 30, 2004 and September 30, 2004 and the unaudited pro forma statements of operations for the year ended June 30, 2004 and for the three months ended September 30, 2004 do not purport to represent what our consolidated financial position or the consolidated results of operations would actually have been had the Omni Point Acquisition been completed at the beginning of the periods presented, nor do they purport to project our financial position or results of operations for any future period or as of any date.

These pro forma financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

CENUCO, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2004
(Unaudited)

	Cenuco, Inc.		Pro Forma Adjustments
	and	Omnipoint				Pro Forma
	Subsidiaries	Marketing, LLC.	Dr		Cr.	Amount
	(See note 1)	(Unaudited)
ASSETS

CURRENT ASSETS:

Cash and Cash Equivalents	$306,318	$60,939	$—	(a)	$10,002	$357,255
Short-term Investment	5,389,998	—	—	(a)	5,389,998	—
Accounts Receivable, net	26,936	1,282,291	—		—	1,309,227
Inventories	18,282	—	—		—	18,282
Assets of Discontinued Operations	1,236,987	—	—		—	1,236,987
Other Current Assets	72,316	135,399	—		—	207,715

Total Current Assets	7,050,837	1,478,629	—		5,400,000	3,129,466

PROPERTY AND EQUIPMENT:
Computer Equipment and Software	220,138	818,973	—		—	1,039,111
Furniture, Fixtures and Office Equipment	50,699	335,347	—		—	386,046
Leasehold Improvements	3,051	121,686	—		—	124,737

	273,888	1,276,006	—		—	1,549,894

Less: Accumulated Depreciation	(145,836)	(179,193)	—		—	(325,029)

Total Property and Equipment	128,052	1,096,813	—		—	1,224,865

OTHER ASSETS:
Intangibles, net	—	823,527 (a)			27,009,469	27,832,996
Security Deposits	8,642	—	—		—	8,642

Total Other Assets	8,642	823,527	27,009,469		—	27,841,638

Total Assets	$7,187,531	$3,398,969	$27,009,469		$5,400,000	$32,195,969

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable	$131,617	$240,907	—		—	$372,524
Unearned Revenues	3,667	—	—		—	3,667
Customer Deposits	—	387,066	—		—	387,066
Liabilities of Discontinued Operations	2,314,656	—	—		—	2,314,656
Other Accrued Expenses	126,759	440,465	—		—	567,224

Total Current Liabilities	2,576,699	1,068,438	—		—	3,645,137

LONG-TERM LIABILITIES
Other Liabilities	—	—	—		—	—

Total Liabilities	2,576,699	1,068,438	—		—	3,645,137

STOCKHOLDERS’ EQUITY:
Preferred Stock ($.001 Par Value; 1,000,000 Shares Authorized; No Shares Issued and Outstanding)	—	—	—		—	—

Common Stock ($.001 Par Value; 25,000,000 Shares Authorized; 12,137,271 Shares Issued and Outstanding)	12,137	—	—	(a)	4,275	16,412
Common Stock Issuable (13,036 shares)	13	—	—		—	13
Additional Paid-in Capital	10,247,263	2,330,531	—	(a)	21,605,194	34,182,988
Accumulated Deficit	(5,233,400)	—	—		—	(5,233,400)
Deferred Consulting	(415,181)	—	—		—	(415,181)

Total Stockholders’ Equity	4,610,832	2,330,531	—		21,609,469	28,550,832

Total Liabilities and Stockholders’ Equity	$7,187,531	$3,398,969	$—		$21,609,469	$32,195,969

See accompanying notes to unaudited pro forma consolidated financial statements.

CENUCO, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2004
(Unaudited)

	Cenuco, Inc.		Pro Forma Adjustments
	and	Omnipoint				Pro Forma
	Subsidiaries	Marketing, LLC.	Dr		Cr.	Amount
	(Unaudited)	(Unaudited)
	(See note 1)
ASSETS

CURRENT ASSETS:
Cash and Cash Equivalents	$97,426	$400,579	$—	(b)	196,803	301,202
Short-term Investment	5,203,197	—	—	(b)	5,203,197	—
Note Receivable — Current Portion	73,852	—	—		—	73,852
Accounts Receivable, net	120	2,454,823	—		—	2,454,943
Inventories	69,420	—	—		—	69,420
Receivable from Sale of Business	300,000	—	—		—	300,000
Other Current Assets	99,722	143,443	—		—	243,165

Total Current Assets	5,843,737	2,998,845	—		5,400,000	3,442,582

PROPERTY AND EQUIPMENT:
Computer Equipment and Software	222,138	695,364	—		—	917,502
Furniture, Fixtures and Office Equipment	50,699	335,346	—		—	386,045
Leasehold Improvements	3,051	121,686	—		—	124,737

	275,888	1,152,396	—		—	1,428,284

Less: Accumulated Depreciation	(155,244)	(218,289)	—		—	(373,533)

Total Property and Equipment	120,644	934,107	—		—	1,054,751

OTHER ASSETS:
Intangibles, net	—	817,287 (b)	19,874,283		—	20,691,570

Note Receivable, less current portion	626,148	—	—		—	626,148
Security Deposits	8,642	178,966	—		—	187,608

Total Other Assets	634,790	996,253	19,874,283		—	21,505,326

Total Assets	$6,599,171	$4,929,205	$19,874,283		$5,400,000	$26,002,659

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable	$117,174	$491,553	—		—	$608,727
Unearned Revenues	917	—	—		—	917
Customer Deposits	—	326,332	—		—	326,332
Net Liabilities of Discontinued Operations	—	—	—		—	—
Other Accrued Expenses	212,660	669,840	—		—	882,500

Total Current Liabilities	330,751	1,487,725	—		—	1,818,476

LONG-TERM LIABILITIES
Other Liabilities	200,000	174,513	—		—	374,513

Total Liabilities	530,751	1,662,238	—		—	2,192,989

STOCKHOLDERS’ EQUITY:
Preferred Stock ($.001 Par Value; 1,000,000 Shares Authorized; No Shares Issued and Outstanding)	—	—	—		—	—

Common Stock ($.001 Par Value; 25,000,000 Shares Authorized; 12,247,271 Shares Issued and Outstanding)	12,247	—	—	(b)	4,275	16,522
Common Stock Issuable (47,301 shares)	47	—	—		—	47
Additional Paid-in Capital	10,480,259	3,266,967	—	(b)	14,470,008	28,217,234
Accumulated Deficit	(4,200,574)	—	—		—	(4,200,574)
Deferred Consulting	(223,559)	—	—		—	(223,559)

Total Stockholders’ Equity	6,068,420	3,266,967	—		14,474,283	23,809,670

Total Liabilities and Stockholders’ Equity	$6,599,171	$4,929,205	$—		$14,474,283	$26,002,659

See accompanying notes to unaudited pro forma consolidated financial statements.

CENUCO, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Periods Ended June 30, 2004
(Unaudited)

	Cenuco, Inc.
	and	Omnipoint
	Subsidiaries	Marketing, LLC
	For the	For the period
	Year	from
	Ended	September 15,	Pro Forma Adjustments
	June 30,	2003 to			Pro Forma
	2004	June 30, 2004	Dr	Cr.	Amounts
	(See Note 1)	(Unaudited)
NET REVENUES:
Wireless Products and Services	$176,701	$—	$—	$—	$176,701
Marketing Services	—	5,307,840	—	—	5,307,840

NET REVENUES	176,701	5,307,840	—	—	5,484,541

COST OF SALES:
Cost of Equipment Sales — Wireless Products and Services	27,019	—			27,019
Cost of Sales – Marketing	—	1,240,136	—	—	1,240,136

TOTAL COST OF SALES	27,019	1,240,136	—	—	1,267,155

GROSS PROFIT	149,682	4,067,704	—	—	4,217,386

OPERATING EXPENSES:
Research and Development	30,163	—	—	—	30,163
Bad Debt Expense	5,195	136,098	—	—	141,293
Selling and Promotion	166,367	2,198,303	—	—	2,364,670
General and Administrative	3,312,437	1,678,374	—	—	4,990,811
Impairment Loss	884,028	187,352	—	—	1,071,380

Total Operating Expenses	4,398,190	4,200,127	—	—	8,598,317

LOSS FROM OPERATIONS	(4,248,508)	(132,423)	—	—	(4,380,931)

OTHER INCOME (EXPENSE):
Other Income	—	118,503	—	—	118,503
Interest Income (Expense), net	21,956	(10,428)	—	—	11,528

Total Other Income, net	21,956	108,075	—	—	130,031

LOSS BEFORE DISCONTINUED OPERATIONS	(4,226,552)	(24,348)	—	—	(4,250,900)

DISCONTINUED OPERATIONS:
Income from Discontinued Operations	604,628	—	—	—	604,628

Total Income from Discontinued Operations	604,628	—	—	—	604,628

NET LOSS	$(3,621,924)	$(24,348)	$—	$—	$(3,646,272)

INCOME (LOSS) PER COMMON SHARE- BASIC Loss from continuing operations	$(0.42)				$(0.30)
Income from discontinued operations	0.06				0.04

Net loss per common share	$(0.36)				$(0.25)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Loss from continuing operations	$(0.42)				$(0.30)
Income from discontinued operations	0.06				0.04

Net income (loss) per common share	$(0.36)				$(0.25)

Pro Forma Weighted Common Shares Outstanding — Basic	10,047,698				14,322,698

Pro Forma Weighted Common Shares Outstanding — Diluted	10,047,698				14,322,698

See accompanying notes to unaudited pro forma consolidated financial statements.

CENUCO, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended September 30, 2004
(Unaudited)

	Cenuco, Inc.
	and	Omnipoint
	Subsidiaries	Marketing, LLC
	For the Three	For the Three
	Months Ended	Months Ended	Pro Forma Adjustments
	September 30,	September 30,			Pro Forma
	2004	2004	Dr	Cr.	Amounts
	(Unaudited)	(Unaudited)
	(See note 1)
NET REVENUES:
Wireless Products and Services	$1,501	$—	$—	$—	$1,501
Marketing Services	—	3,801,271	—	—	3,801,271

NET REVENUES	1,501	3,801,271	—	—	3,802,772

COST OF SALES:
Cost of Equipment Sales — Wireless Products and Services	3,323	—			3,323
Cost of Sales — Marketing	—	521,616	—		521,616

TOTAL COST OF SALES	3,323	521,616	—	—	524,939

GROSS PROFIT	(1,822)	3,279,655	—	—	3,277,833

OPERATING EXPENSES:
Research and Development	5,018	—	—	—	5,018
Bad Debt Expense	20,343	297,059	—	—	317,402
Selling and Promotion	99,285	1,185,154	—	—	1,284,439
General and Administrative	773,179	634,766	—	—	1,407,945
Impairment Loss	—	63,371	—	—	63,371

Total Operating Expenses	897,825	2,180,350	—	—	3,078,175

INCOME (LOSS) FROM OPERATIONS	(899,647)	1,099,305	—	—	199,658

OTHER INCOME:
Other Income	—	46,841	—	—	46,841
Interest Income (Expense), net	13,203	(6,718)	—	—	6,485

Total Other Income	13,203	40,123	—	—	53,326

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS	(886,444)	1,139,428	—	—	252,984

DISCONTINUED OPERATIONS:
Income from Discontinued Operations	1,919,270	—	—	—	1,919,270

Total Income from Discontinued Operations	1,919,270	—	—	—	1,919,270

NET INCOME	$1,032,826	$1,139,428	$—	$—	$2,172,254

INCOME (LOSS) PER COMMON SHARE- BASIC
Income (loss) from continuing operations	$(0.07)				$0.01
Income from discontinued operations	0.16				0.12

Net income per common share	$0.09				$0.13

INCOME (LOSS) PER COMMON SHARE — DILUTED
Income (loss) from continuing operations	$(0.06)				$0.01
Income from discontinued operations	0.14				0.11

Net income per common share	$0.07				$0.12

Pro Forma Weighted Common Shares Outstanding — Basic	12,226,753				16,501,753

Pro Forma Weighted Common Shares Outstanding — Diluted	13,952,665				18,227,665

See accompanying notes to unaudited pro forma consolidated financial statements.

CENUCO, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION OF PRO FORMA FINANCIAL INFORMATION

As of June 30, 2004 and for the year ended June 30, 2004, certain reclassifications have been made to our consolidated balance sheets and consolidated statements of operations to reflect the discontinuation of our distance learning business operations.

Additionally, certain amounts in our consolidated financials statements for the three months ended September 30, 2004 and for the year ended June 30, 2004 have been reclassified to conform with the pro forma presentation.

For basic and diluted earnings (loss) per share calculations, the 4,275,000 common shares to be issued in connection with the Omni Point Acquisition are assumed to be issued and outstanding as of the beginning of the periods presented.

NOTE 2 – PRO FORMA ADJUSTMENTS

The adjustments to the unaudited pro forma balance sheet as of June 30, 2004 and as of September 30, 2004 and the unaudited pro forma statement of operations for the year ended June 30, 2004 and for the three months ended September 30, 2004 reflect our acquisition of the net assets of Omni Point, and that the transaction occurred as of the beginning of the periods presented and are as follows:

(a) At June 30, 2004, the pro forma adjustment reflects the Omni Point Acquisition for cash of $5,400,000 and 4,275,000 shares of common stock valued at the quoted trading price on June 30, 2004 of $5.60 per share.

(b) At September 30, 2004, the pro forma adjustment reflects the Omni Point Acquisition for cash of $5,400,000 and 4,275,000 shares of common stock valued at the quoted trading price on September 30, 2004 of $4.15 per share.

Unaudited pro Forma adjustments reflect the following transaction:

	Dr.	Cr.
(a)
Intangible assets	27,009,469
Cash and short-term investments		10,002
Short-term investments		5,389,998
Common stock		4,275
Additional paid-in capital		21,605,194

At June 30, 2004, to reflect the Omni Point Acquisition for cash of $5,400,000 and 4,275,000 shares of common stock valued at the quoted trading price on June 30, 2004 of $5.60 per share.

(b)
Intangible assets
Cash and short-term investments	19,874,283
Short-term investments		196,803
Common stock		5,203,197
Paid-in capital		4,275
		14,470,008

At September 30, 2004, to reflect the Omni Point Acquisition for cash of $5,400,000 and 4,275,000 shares of common stock valued at the quoted trading price on June 30, 2004 of $4.15 per share.

FINANCIAL STATEMENTS OF OMNI POINT MARKETING, LLC

6401 Southwest 87th Avenue Suite 210 Miami, FL 33173	Phone (305) 270-0880 Fax (305) 598-1011 www.mpcf.com

Report of Independent Certified Public Accountants

To the Members of
Omnipoint Marketing, LLC:

We have audited the accompanying balance sheet of Omnipoint Marketing, LLC (a Florida limited liability company) (the “Company”) as of December 31, 2003, and the related statements of operations, members’ equity and cash flows from September 15, 2003 to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omnipoint Marketing, LLC as of December 31, 2003, and the results of its operations and its cash flows from September 15, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The financial statements as of and for the nine months ended September 30, 2004 are presented for purposes of additional analysis, but we have not performed any auditing procedures in connection with those statements.

McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida,
November 19, 2004

OMNIPOINT MARKETING, LLC
BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(UNAUDITED)
ASSETS

Current Assets:
Cash	$400,579	$213,943
Accounts receivable, less allowance for doubtful accounts $379,345 and $136,098, respectively	2,454,823	100,119
Due from members	48,317	38,071
Prepaid expenses and other assets	95,126	133,298

Total current assets	2,998,845	485,431

Property and Equipment, net	934,107	1,052,471

Intangibles, net	817,287	292,442
Deposits	178,966	28,966

Total Assets	$4,929,205	$1,859,310

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Notes payable	$—	$695,587
Accounts payable	491,553	338,956
Accrued expenses	669,840	198,676
Customer deposits	326,332	41,550

Total current liabilities	1,487,725	1,274,769

Other Liabilities	174,513	55,952

Members’ Equity	3,266,967	528,589

Total Liabilities and Members’ Equity	$4,929,205	$1,859,310

The accompanying notes to financial statements are an integral part of these statements.

OMNIPOINT MARKETING, LLC
STATEMENTS OF OPERATIONS

	For the nine	September 15, 2003
	months ended	to December 31,
	September 30, 2004	2003
	(UNAUDITED)
Revenues, net	$7,527,601	$1,581,510
Cost of revenue	1,366,547	395,205

Gross Profit	6,161,054	1,186,305

Selling Expenses:
Salaries and commissions	2,333,714	666,318
Advertising and trade shows	293,542	89,883

	2,627,256	756,201

General and Administrative Expenses:
Bad debt	297,059	136,098
Salaries	391,830	276,479
Depreciation and amortization	408,779	86,404
Professional fees	267,611	74,309
Travel and entertainment	83,990	61,046
Rent and occupancy	170,147	56,716
Telephone	141,415	35,860
Office supplies	46,708	28,562
Employee benefits	93,007	24,298
Other general and administrative	82,490	141,822

	1,983,036	921,594

Operating Income (Loss)	1,550,762	(491,490)

Other Income (Expenses):
Interest expense	(6,718)	(10,428)
Other income	162,705	2,639
Asset impairment charge	(63,371)	(187,352)

	92,616	(195,141)

Net Income (Loss)	$1,643,378	$(686,631)

The accompanying notes to financial statements are an integral part of these statements.

OMNIPOINT MARKETING, LLC
STATEMENTS OF MEMBERS’ EQUITY
FROM SEPTEMBER 15, 2003 TO DECEMBER 31, 2003
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2004

Balance – September 15, 2003	$638,950

Member contributions — cash	517,937
Member contributions — services	58,333
Net loss for the period	(686,631)

Balance – December 31, 2003	528,589

(UNAUDITED)

Member contributions — cash	1,145,000
Member draws	(50,000)
Net income for the period	1,643,378

Balance – September 30, 2004	$3,266,967

The accompanying notes to financial statements are an integral part of these statements.

OMNIPOINT MARKETING, LLC
STATEMENTS OF CASH FLOWS

	For the nine
	months ended	September 15, 2003 to
	September 30, 2004	December 31, 2003
	(UNAUDITED)
Cash Flows From Operating Activities:

Net income (loss)	$1,643,378	$(686,631)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	408,779	86,404
Provision for bad debt	297,059	136,098
Asset impairment charges	63,371	187,352
Gain on extinguishment of notes payable	(162,705)	—
Changes in assets and liabilities:
Accounts receivable	(2,651,763)	(79,280)
Due from members	(10,246)	284,429
Prepaid expenses and other assets	(111,828)	(134,384)
Accounts payable, accrued expenses and customer deposits	908,543	360,553
Other liabilities	118,561	55,952

Net cash provided by operating activities	503,149	210,493

Cash Flows From Investing Activities:
Purchase of property and equipment	(40,107)	(291,294)
Purchase of intangible assets	(838,524)	(181,380)

Net cash used in investing activities	(878,631)	(472,674)

Cash Flows From Financing Activities:
Contributions from members	1,145,000	517,937
Contribution of services from member	—	58,333
Draws by members	(50,000)	—
Payments on notes payable	(532,882)	(127,963)

Net cash provided by financing activities	562,118	448,307

Net increase in cash	186,636	188,126

Cash — Beginning of period	213,943	27,817

Cash — End of period	$400,579	$213,943

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$6,718	$10,428

The accompanying notes to financial statements are an integral part of these statements.

OMNIPOINT MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003
AND SEPTEMBER 30, 2004 (UNAUDITED)

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Omni Point Marketing, LLC (the “Company”) is a limited liability company formed in February 2002 with one member owning 100%. On September 15, 2003, the member sold 75% of its interest to three entities. Accordingly, due to the change of ownership control, the operations of the Company have been reflected as commencing September 15, 2003. The accompanying statements of operations, members’ equity and cash flows have been prepared for the period from September 15, 2003 through December 31, 2003, and for the nine months ended September 30, 2004 (unaudited), representing the periods under the new membership interests.

The accompanying unaudited financial statements of the Company as of and for the nine months ended September 30, 2004 have been prepared in accordance with generally accepted accounting principles for interim financial information. The financial information furnished reflects all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of operations are not necessarily indicative of results of operations, which may be achieved in the future.

The Company specializes in marketing third party offers for products and services via email. The Company offers advertisers integrated online and offline marketing programs including Permission Based Email Advertising, Email Database Append Services, Online Surveys, Ad Serving Networks and Internet Compiled Direct Mail Lists. The Company has multiple internet media and database products as follows:

Email append: The Company’s email append solution allows marketers to augment their existing customer database with the Company’s permission-based email data. When a match is confirmed, the customer’s email address is added to the client’s file.

Electronic change of address: The Company’s electronic change of address service enables clients to update their email databases.

Lead generation: The Company offers lead generation programs to assist a variety of businesses with customer acquisition. The Company pre-screens the leads through its online surveys to meet its clients’ exact criteria.

Direct mail and postal list advertisement: The Company has compiled an exclusive internet responders’ postal mailing list. This list is sourced from online registration and individuals who have responded to the Company’s online campaigns. These consumers are responsive to offers and purchase products and services through online and offline channels. The Company offers a wide variety of demographic and psycho-graphic criteria for its customers list selection.

Online market research: The Company has developed a consumer survey. The Company offers a variety of targeted leads generated from its ongoing survey responses. The Company also offers marketers the opportunity to add specific questions to the survey. The Company then sells the response information to the marketer on a cost per response basis. If a marketer or a market research company needs a full survey completed, the Company will broadcast its client’s survey to a designated responder list on a cost per thousand basis.

A summary of the Company’s significant accounting policies follows:

Cash and Cash Equivalents: The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Impairment of Long-Lived Assets: Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under such circumstances, the accounting principles require that such assets be reported at the lower of their carrying amount or fair value less cost to sell. Accordingly, when events or circumstances indicate that long-lived assets may be impaired, the Company estimates the assets’ future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the asset.

Fair Value of Financial Instruments: The carrying amounts reported in the accompanying balance sheets for accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these accounts. Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.

Revenue recognition: The Company recognizes revenue from all products when the service is performed and the customer’s order is fulfilled.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment: Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives:

Years
Leasehold improvements	5-6
Computer equipment	5
Furniture, fixtures and office equipment	7
Software	3

Leasehold improvements are depreciated over the shorter of the term of the lease or their estimated useful lives.

Intangible assets: Intangible assets consist of a database of email addresses acquired during normal operations and costs associated with the development of the Company’s various websites. These costs are being amortized using the straight-line method over the following estimated useful lives:

Years
Email database	3
Web properties	3-5

Income taxes: The Company has made an election to have its income or loss taxed directly to its members as a partnership for income tax purposes. Accordingly, the pro rata income or loss will be included in the tax return of the members. As a result, no income taxes have been recognized in the accompanying financial statements.

     Advertising costs: Advertising costs are expensed as incurred.

NOTE 2 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30, 2004	December 31, 2003
Computer equipment	$651,734	$625,888
Office equipment	118,186	114,832
Furniture and fixtures	217,160	213,127
Leasehold improvements	121,686	115,978
Software	43,630	42,464

	1,152,396	1,112,289
Less accumulated depreciation	(218,289)	(59,818)

	$934,107	$1,052,471

Depreciation expense was $158,471 and $59,818 for the nine months ended September 30, 2004 and from September 15, 2003 through December 31, 2003, respectively.

The Company recorded an asset impairment charge of $125,000 for the period ended December 31, 2003.

NOTE 3 — INTANGIBLE ASSETS

Intangible assets consist of the following:

	September 30, 2004	December 31, 2003
Email database	$957,981	$319,028
Web properties	136,200	—

	1,094,181	319,028
Less accumulated amortization	(276,894)	(26,586)

	$817,287	$292,442

Amortization expense was $250,308 and $26,586 for the nine months ended September 30, 2004 and from September 15, 2003 through December 31, 2003, respectively.

The Company recorded asset impairment charge of $63,371 and $62,352 for the nine months ended September 30, 2004 and from September 15, 2003 through December 31, 2003, respectively, for email addresses which were removed from the email database.

NOTE 4 — NOTES PAYABLE

In accordance with a Termination and Quit Claim Agreement for an Operating Agreement previously entered into with a related party, the Company issued notes payable in the face amounts of $700,000 and $150,000 in August 2003. The $700,000 note is non-interest bearing with monthly payments of $38,889 through January 2005. As of December 31, 2003, the balance outstanding on this note was $552,032 which is net of unamortized discount of $11,602 imputed at the rate of 4 percent. The $150,000 note is non-interest bearing and due January 2005. The balance outstanding on this note was $143,555 as of December 31, 2003, which is net of unamortized discount of $6,445 imputed at the rate of 4 percent. The notes are secured by the assets of the Company. Within the note agreements, the Company has the option to make any payment through the delivery of valid email addresses to the third party.

On March 26, 2004, the Company entered into a Settlement Agreement and agreed to pay $500,000 in satisfaction of its remaining obligations of $662,705 under the Termination and Quit Claim Agreement. Accordingly, the notes payable are recorded as current liabilities at December 31, 2003, and $162,705 of notes forgiven has been treated as gain on the extinguishment of debt in the financial statements for the nine months ended September 30, 2004, and has been included in “Other Income” in the accompanying financial statements.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Office Lease: The Company leases office space under an agreement classified as an operating lease which expires September 2009. The agreement does not require any rental payments at the beginning of the lease term. The Company accrues rent expense on the lease in an amount such that the total rent expense under the lease will be recognized ratably over the period of the lease.

Future minimum lease payments, by year and in the aggregate, as of September 30, 2004 and December 31, 2003 are due as follows:

	September 30, 2004	December 31, 2003
2004		$26,049
2005	$214,547	253,193
2006	258,780	260,688
2007	266,413	268,383
2008	274,294	276,340
2009	282,477	211,858

	$1,296,511	$1,296,511

The total rent expense for the nine months ended September 30, 2004 and from September 15, 2003 through December 31, 2003 was $170,147 and $56,716, respectively.

Software development: The Company entered into a development agreement in September 2004 for the design of co-registration software at a total cost of $200,000. As of September 30, 2004, the Company had paid $150,000, which is recorded as “Deposits” in the accompanying financial statements. The project was completed in October 2004.

NOTE 6 — RELATED PARTY TRANSACTIONS

The Company purchases broadband services from a related party on a monthly basis for $15,000. The total purchases for the period from September 15, 2003 through December 31, 2003 were $57,000. The Company also paid $10,000 to a related party for hosting services provided to the Company for the period from September 15, 2003 through December 31, 2003.

NOTE 7 — LIMITED LIABILITY AGREEMENT

The four members entered into a limited liability agreement on September 15, 2003, which was amended on March 20, 2004. The limited liability agreement provides, among other things for the following:

Capital account: A capital account is established for each Member, which is to be credited with (i) the Initial Capital Contribution (ii) the amount of any additional cash contributed by a Member to the Company, (ii) the fair market value of any additional property contributed to the Company (net of any liabilities secured by such property that the Company is considered to assume and (iii) the amount of any Net Profits (or items of income) allocated to a Member pursuant to the limited liability agreement, and shall be decreased by (a) the amount of any cash distributed to a Member by the Company, (b) the fair market value of any property distributed to a Member by the Company (net of any liabilities secured by such distributed property that such Member is considered to assume, (c) the amount of any expenditure of the Company that is allocable to a Member and (d) the amount of any Net Losses ( or item of loss or deduction) allocated to a Member.

Allocation of net profits and net losses: The limited liability agreement requires the allocation of net profits and losses for each taxable year to be allocated among the Members pro rata in proportion to their respective membership percentages.

NOTE 8 — LITIGATION

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, these suits are without substantial merit and should not result in judgments which in the aggregate would have a material adverse effect on the Company’s financial position or results of operations.

NOTE 9 – MAJOR CUSTOMERS

Revenues for the nine months ended September 30, 2004 include sales to the following major customer, together with the receivables due from that customer.

	For the nine months ended September 30, 2004	September 30, 2004
	Sales	Receivables
Customer A	$792,751	$206,364

NOTE 10 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The financial statements as of December 31, 2003 were audited by other auditors whose report dated August 19, 2004 expressed an unqualified opinion. These financial statements have been restated for errors which had the effect of decreasing members’ equity by $248,845 at December 31, 2003 and increasing the net loss by $255,845 for the period September 15, 2003 to December 31, 2003.

INFORMATION ABOUT OMNI POINT MARKETING, LLC

DESCRIPTION OF BUSINESS

Omni Point Marketing, LLC, a Florida limited liability company (“Omni Point”), was formed in February 2002. Prior to September 2003, Omni Point’s business was operated as a part of, and substantially all of Omni Point’s services were sold to, Naviant, Inc. Thereafter, Omni Point began operating its business independently. Omni Point is in the internet media and electronic database marketing industries. Omni Point offers advertisers online and offline marketing programs, including permission based email advertising, email database append services, online surveys, ad serving networks and internet compiled direct mail lists.

Business Products

     Omni Point utilizes the following internet media and database products to conduct its business:

•	eMail Append Database.

Omni Point’s eMail Append Database allows marketers to augment their existing customer database with Omni Point’s permission-based email data. When a match is confirmed, the customer’s email address is added to the client’s file. For the period of January 2004 through September 2004, the eMail Append Database accounted for approximately twenty six percent (26%) of Omni Point’s overall revenue. As with most advertising products, Omni Point expects that sales from its eMail Append Database will be somewhat seasonal with revenues weighted to the period of September to December; however, seasonality was not apparent in Omni Point’s operations to date due to the initial organic growth of Omni Point.

For the period January 2004 through September 2004, revenues received from the Voter Emailing Company exceeded ten percent (10%) of the total revenues from the eMail Append Database. Although the revenue from this client was significant for the period, Omni Point does not believe that the risk of losing this client is significant as the eMail Append Database is not an ongoing or multi-turn product and thus Omni Point’s internal sales projections for this product line do not project repeat transactions with existing clients.

•	Lead Generation.

Omni Point offers lead generation programs to assist a variety of businesses with customer acquisition. Omni Point pre-screens customer leads through its online surveys and online websites to meet its client’s requested criteria. Omni Point currently generates leads for the following industries: mortgage; debt reduction/debt consolidation; auto sales; telecommunications; insurance and investment agents. Omni Point expects that its lead generation business will increase in growth and expand to include additional industries. For the period of January 2004 through September 2004, the lead generation product accounted for approximately twenty four percent (24%) of Omni Point’s overall revenue. Omni Point expects that its lead generation product line will be somewhat seasonal with revenues weighted to the period of September to December; however, seasonality was not apparent in Omni Point’s operations to date due to the initial organic growth of Omni Point.

For the period of January 2004 through September 2004, revenues received from Advertising.com accounted for approximately ten percent (10%) of Omni Point’s total revenues from its lead generation business. Advertising.com is a significant market participant in the purchase of lead business. However, Omni Point expects its lead generation business from other clients and/or new clients to grow; accordingly, Omni Point believes that the loss of Advertising.com as a lead generation client would not have a significant adverse effect upon Omni Point’s lead generation business.

•	Direct Mail and Postal List Advertisement.

Omni Point has compiled an internet responders’ postal mailing list as well as an email mailing list. These lists are sourced from online registrations and individuals who have responded to Omni Point’s online campaigns. These consumers are responsive to offers and purchase products and services through online and offline channels. Omni Point offers a wide variety of demographic and psycho-graphic criteria for its customer list selection. For the period of January 2004 through September 2004, Omni Point’s direct mail and postal list products accounted for approximately forty eight percent (48%) of Omni Point’s overall revenue. Due to the expected growth of Omni Point’s other existing product lines as well as the delivery of planned additional products to market, the percentage of Omni Point’s overall revenue attributable to the direct mail and postal list business is expected to decline.

Intellectual Property

Omni Point’s consumer database is crucial to its operations and advertising products. In order to protect against loss of data or corruption of the consumer database Omni Point maintains significant safeguards. Omni Point does not permit access of its database via the internet or world wide web. All database access is password protected. All relevant service packs and upgrades to commercial database software employed by Omni Point are installed only after independent in-house testing is completed. Omni Point’s database is backed-up on a regular schedule.

Employees

Omni Point has a contract with ADP Total Source (“ADP”), a professional employer organization. Accordingly, ADP maintains an employer relationship with the employees, rather than Omni Point. Omni Point leases the employee services from ADP for a fee. In this manner, as of September 30, 2004, Omni Point indirectly engaged the services of approximately 55 full-time employees.

In addition, three executive employees have entered into employment agreements directly with Omni Point. The executive employees receive their compensation pursuant to their employment agreements from ADP.

Competition

The business and consumer marketing information industry in which Omni Point operates is highly competitive. Intense competition could harm Omni Point by causing, among other things, price reductions, reduced gross margins, and loss of market share. Omni Point’s competition includes: Acxiom, Experian (a subsidiary of Great Universal Stores, P.L.C.), Equifax and Harte-Hanks Communications, Inc. Omni Point also experiences indirect competition from internet adverting providers such as Yahoo!, MSN and the AOL division of Time Warner.

In addition, Omni Point faces competition from new entrants to the business and consumer marketing information industry as a result of the rapid expansion of the internet, which creates a substantial new channel for distributing information to the market. Many of Omni Point’s competitors have longer operating histories, better name recognition and greater financial resources than Omni Point does, which may enable them to implement their business strategies more readily than Omni Point can.

Description of Property

Omni Point occupies approximately 20,000 square feet of office space located at 6700 N. Andrews Avenue, 2nd Floor, Fort Lauderdale, Florida 33309, under a lease that expires September 30, 2009.

Omni Point’s telephone number is (954) 202-6000.

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Omni Point is a closely held limited liability company, the membership interests of which are held by four persons/entities, each of whom own greater than five percent of Omni Point’s outstanding membership interests. There is no public trading market for any ownership interests of Omni Point. In fact, transfers of membership interests in Omni Point are restricted pursuant to Omni Point’s organizational documents. Omni Point has not made any distributions to its members to date. Omni Point does not maintain any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

General

The following analysis of the results of operations and financial condition of Omni Point should be read in conjunction with the financial statements for the period from September 15, 2003 through December 31, 2003, and for the nine months ended September 30, 2004 (unaudited) and notes thereto contained herein.

The sections of this proxy statement relating to Omni Point contain forward-looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.

Omni Point is in the internet media and electronic database marketing industries. Omni Point offers advertisers online and offline marketing programs, including permission based email advertising, email database append services, online surveys, ad serving networks and internet compiled direct mail lists.

Results of Operations

Nine Months Ended September 30, 2004 Compared to Three Months Ended December 31, 2003

Revenues

For the nine months ended September 30, 2004, revenues from the sale of Omni Point’s products and services was $7,527,601 as compared to $1,581,510 for the three months ended December 31, 2003. This evidences an increase in sales of approximately 60% if the length of the periods compared were equal.

Cost of Sales

For the nine months ended September 30, 2004, as compared to for the three months ended December 31, 2003, Omni Point incurred cost of sales of $1,366,547 and $395,205, respectively.

Selling Expenses

For the nine months ended September 30, 2004, selling expenses amounted to $2,627,256, which included $2,333,714 in salaries and commissions and $293,542 in advertising and trade show expense. For the three months ended December 31, 2003, selling expenses amounted to $756,201, which included $666,318 in salaries and commissions and $89,883 in advertising and trade show expense.

General and Administrative

For the nine months ended September 30, 2004, Omni Point incurred $1,983,036 of general and administrative expenses, which included bad debt expense of $297,059, salaries expense of $391,830, depreciation and amortization of $408,779, professional fees of $267,611, travel and entertainment of $83,990, rent expense of $170,147, telephone expense of $141,415, office supply expenses of $46,708, employee benefit expenses of 93,007 and other expenses of $82,490. For three months ended December 31, 2003, Omni Point incurred $921,594 of general and administrative expenses, which included bad debt expense of $136,098, salaries expense of $276,479, depreciation and amortization of $86,404, professional fees of $74,309, travel and entertainment of $61,046, rent expense of $56,716, telephone expense of $35,860, office supply expenses of $28,562, employee benefit expenses of 24,298 and other expenses of $141,822. The comparative decrease in salaries expense for the nine months ended September 30, 2004 as compared to the three months ended December 31, 2003 was primarily attributable to a reduction in the average cost per employee and a reclassification of employee expense. The comparative increases in telephone expenses and other expenses for the nine months ended September 30, 2004 as compared to the three months ended December 31, 2003 was primarily attributable to an increase in incoming and outgoing call volume and increase in the number of employees, respectively.

Other Income (Expense)

For the nine months ended September 30, 2004, other income totaled $92,616. For the three months ended December 31, 2003, other loss totaled ($195,141), which was primarily due to an asset impairment charge of $187,352.

Net income (loss)

As a result of the foregoing factors, Omni Point recognized net income of $1,643,378 for the nine months ended September 30, 2004 as compared to net loss of $(686,631) for the three months ended December 31, 2003.

Liquidity and Capital Resources

As of September 30, 2004, Omni Point had $400,579 in cash on hand to meet its obligations.

Net cash provided by operations was $503,149 for the nine months ended September 30, 2004 as compared to net cash provided by operations of $210,493 for the three months ended December 31, 2003. For the nine months ended September 30, 2004, Omni Point used cash in investing activities of $878,631, offset by cash provided by financing activities of $562,118. For the three months ended December 31,

2003, Omni Point used cash in investing activities of $472,674, offset by cash provided by financing activities of $448,307. Omni Point believes that its current cash balance is sufficient to sustain Omni Point’s operations over the ensuing 12-month period, including the expected growth during this period.

Net cash used in investing activities for both periods was related primarily to Omni Point’s acquisition of both intangible assets and property and equipment Net cash provided by financing activities for both periods related primarily to capital contributions by members. Omni Point has no material commitments for capital expenditures.

Off-Balance Sheet Arrangements

Omni Point has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

A summary of significant accounting policies is included in the notes to Omni Point’s financial statements included herein. See “Financial Statements of Omni Point Marketing, LLC” beginning on page 23.

PROPOSAL 2

ELECTION OF DIRECTORS

General

Our Board of Directors has recommended and nominated each of the individuals listed below for election to our Board of Directors at the Annual Meeting. Each duly elected director will hold office until his death, resignation, retirement, removal, disqualification, or until his successor shall have been elected and qualified. The nominees for director named in this Proposal 2 must receive a plurality of the votes cast in person or by proxy in order to be elected. Stockholders may vote in favor of all the nominees or may withhold their vote from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although our Board of Directors does not contemplate that the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

Nominees

Steven M. Bettinger, 33 years old, has served as our Chief Executive Officer, President and director since 1999. Mr. Bettinger serves as an advisor to the E-learning market. Mr. Bettinger received his B.S. in Business Administration from Syracuse University where he attended on scholarship.

Andrew Lockwood, 36 years old, has served as a director since April 2000. Mr. Lockwood is the principal owner of Black Acre Mortgage, Inc., a mortgage brokerage firm located in Fort Lauderdale, Florida. Previously, he served as President of Shochet Securities, a division of a publicly traded financial service company. Before joining Shochet, Mr. Lockwood was employed as an attorney in the corporate and securities department of Atlas Pearlman, P.A., a law firm located in Fort Lauderdale, Florida and Graubard, Mollen & Miller, a law firm located in New York City. Mr. Lockwood received his J.D. from St. John’s University School of Law and his B.A. from Wesleyan University. Mr. Lockwood is a member of the New York and Florida Bar Associations and serves on the board of The Daniel Cantor Senior Center in Sunrise, Florida.

Jack P. Phelan, 53 years old, has served as a director since March 2000. Since June 1998, Mr. Phelan served as President of Helios International Asset Management, a registered investment advisor located in Boca Raton, Florida. From January 1995 to June 1998, Mr. Phelan served as President of Nicholson/Kenny Capital Management, an investment management firm located in Boca Raton, Florida. Mr. Phelan is a member of the Association of Investment Management Research, the New York Society of Security Analysis, the Financial Analysts Society of South Florida, the International Society of Financial Analysts and the International Association for Financial Planning. Mr. Phelan is also a member of MENSA and the International Society of Philosophical Enquiry.

Robert Picow, 49 years old, has served as chairman of the Board of Directors since April 22, 2004, and as a director since July of 2003. In 1982, Mr. Picow founded Allied Distributors, a small electronics distributorship based in Philadelphia. In 1986, Allied Communications was formed and the company focused on cellular telephones and related products. Allied Communications became one of the leaders in this field and Mr. Picow served as C.E.O. until its merger in 1996 with Brightpoint, a publicly traded communications company. Mr. Picow served as Vice Chairman and a director at Brightpoint until 1997. Mr. Picow served as a director of S.B.A. Communications for a two-year term and is now a director of Streicher Mobile Fueling and Fundamental Management Corporation a private fund management company. Mr. Picow also serves on the Board of Trustees of the Children’s Place at Home Safe, a Palm Beach based charity.

Our Directors And Executive Officers

Our directors are elected annually and hold office until their death, resignation, retirement, removal, disqualification, or the next annual meeting of our stockholders or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our current Board of Directors consists of four persons.

Name	Age	Position
Steven M. Bettinger	33	Director, Chief Executive Officer and President
Andrew Lockwood	36	Director
Jack Phelan	53	Director
Robert Picow	49	Chairman of the Board
Jordan Serlin	33	Chief Operating Officer
Adam Wasserman	40	Chief Financial Officer

Below is a summary of the business experience of our executive officers who do not serve on the Board of Directors. The business experience of the remaining persons appears under the caption “Proposal 2 – Nominees” set forth above.

Jordan Serlin, 33 years old, became Chief Operating Officer in July of 2003. He served on the Cenuco Advisory Board since March of 2003. Most recently, Mr. Serlin served as CEO, Americas for United Kingdom based Tenestra, Ltd. Tenestra was a leading global developer of component hardware and software for digital and embedded wireless closed circuit television security surveillance systems. Clients and projects included: British Customs, BMW, Pepcor Intl., British Petroleum, and the United States Transportation and Security Administration. Mr. Serlin spearheaded the sale of Tenestra’s core technologies to General Electric’s security subsidiary in late 2002. Mr. Serlin previously served as the chief marketing executive for FortuneCity, an online services provider. He was part of the management team which took that firm to its $90 million IPO in 1998 on the German NeurMarkt. He currently serves on the advisory boards of Sessions.edu, the Calyx Group, the Brainstorm Venture Group, and Cualinet. He currently or previously served as a director on the boards of: LookNbuy, Qool.com, Electronic Hollywood, and Tenestra USA.

Adam Wasserman, 40 years old, was elected as our chief financial officer and controller in May 2004. Mr. Wasserman holds the degree of Bachelor of Administration from the State University of New York at Albany. He is a Certified Public Accountant (New York), and a member of The American Institute of Certified Public Accountant. Mr. Wasserman currently serves as the chief executive officer and director of CFO Oncall, Inc., a firm specializing in financial consulting services that he founded in

1999, which is located in Weston, Florida. From 1991 to 1999, he was an audit manager at American Express Tax & Business in Fort Lauderdale, Florida, where he served as an outsourced CFO and advisor to a diversified clientele in the technology, medical, retail, and service industries in both the private and public sectors. Mr. Wasserman has also served with Deloitte & Touche, LLP in New York City, where he conducted audits of public and private companies, tax preparation and planning, management consulting, and systems design. He currently serves as the Treasurer of Gold Coast Venture Capital Association, was a former officer of Toastmasters International, and is a member of the Florida Venture Forum, and Weston Chamber of Commerce.

Related Transactions

There were no related party transactions during the past two fiscal years.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors took action at Board meetings or by unanimous written consent five times during the fiscal year ended June 30, 2004. All directors were present for at least 95% of the Board of Directors meetings or unanimous written consents.

The sole committee of the Board of Directors is the audit committee, consisting of Jack Phelan, Andrew Lockwood and Robert Picow, each of whom is independent as defined and required by the rules of the AMEX. Our Board of Directors has determined that Jack Phelan is also an “audit committee financial expert” as defined by the rules promulgated by the SEC.

The audit committee generally has responsibility for appointing, overseeing, and determining the compensation of our independent auditor, reviewing the plan and scope of the auditor’s audit, reviewing our audit and control functions, approving all permitted non-audit services provided by our independent auditor, and reporting to our full Board of Directors regarding all of the foregoing. The audit committee meets with the independent auditor and our management in connection with its review and approval of (i) the unaudited financial statements for inclusion in our quarterly reports on Form 10-QSB and (ii) the annual audited financial statements for inclusion in our Annual Report on Form 10-KSB. Additionally, the audit committee provides our Board of Directors with such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require its attention. The audit committee’s goals and responsibilities are set forth in an audit committee charter, a copy of which is attached as Annex B. The Audit Committee held one meeting during the fiscal year ended June 30, 2004 and each member attended the meeting. The Audit Committee Report is set forth below.

We do not have a compensation committee or a nominating committee. Decisions concerning executive officer compensation for 2004 were made by the full Board of Directors. Mr. Bettinger is the only director who is also an officer.

We do not have a nominating committee because we believe that as a small business issuer, it is not necessary for us to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. At this time the Board of Directors does not have a policy with regard to the consideration of any director candidates recommended by stockholders because historically we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be overly burdensome.

In making its nominations, the Board of Directors identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background and experiences. The Board of Directors uses multiple sources for identifying and evaluating nominees for Directors including referrals from current directors and input from third party executive search firms.

All of the nominees are currently serving as members of our Board of Directors.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the audit committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, and the audit committee discussed with the independent auditors that firm’s independence.

Based upon the audit committee’s discussions with management and the independent auditors and the audit committee’s review of the representations of management and the report and letter of the independent auditors provided to the audit committee, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 for filing with the SEC.

Respectfully Submitted:

Jack Phelan
Andrew Lockwood
Robert Picow

Family Relationships

There is no family relationship between or among any of our directors and executive officers.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. The Code of Ethics is located on our internet web site at www.cenuco.com under “Investor Relations.”

Compliance with Section 16(a) of the Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of their stock ownership and changes of their stock ownership with the SEC. Based solely on the reports we have received and on written representations from these reporting persons, we believe that our directors, executive officers, and our ten percent stockholders have complied with Section 16(a) of the Securities Exchange Act of 1933.

Executive Compensation

The table below sets forth information relating to the compensation we paid during the past three fiscal years to: (i) the President and Chief Executive Officer; and (ii) each other executive officer who earned more than $100,000 during Fiscal 2004, 2003 and 2002 (the “Named Executive Officers”).

	Annual Compensation
					Other
					Annual		Restricted		Securities	All Other
					Compen-		Stock		Under-lying	Compen-
Name and Principal Position	Year	Salary($)	Bonus($)		sation($)		Awards ($)		Options(#)	sation($)
Steven M. Bettinger	2004	$242,692	$71,000	(1)	-0-		$97,000	(4)	100,000	-0-
President and Chief Executive	2003	$250,000	$82,000	(2)	-0-		$42,000	(5)	100,000	-0-
Officer	2002	$239,615	$15,000	(3)	-0-		$35,000	(6)	100,000	-0-

Robert Picow,	2004	$—	$449,300	(7)	-0-		$9,700	(8)	10,000	-0-
Chairman of the Board	2003	$—	$—		-0-		$6,500	(9)	5,000	-0-
	2002	$—	$—		-0-		—		—	-0-

Jordan Serlin,	2004	$19,231	$86,000	(10)	$37,659	(12)	$58,200	(11)	60,000	-0-
Chief Operating Officer	2003	$—	$—		-0-		—		—	-0-
	2002	$—	$—		-0-		—		—	-0-

(1)	Represents the issuance of 100,000 shares of common stock at a fair market value of $0.71 on the date of issuance.

(2)	Represents the issuance of 100,000 shares of common stock at a fair market value of $0.82 on the date of issuance.

(3)	Represents the issuance of 42,857 shares of common stock to Steven Bettinger at a fair market value of $.35 on the date of issuance.

(4)	Represents value of 100,000 stock options granted at a fair market value on date of grant of $0.97.

(5)	Represents value of 100,000 stock options granted at an exercise price of $.42.

(6)	Represents value of 100,000 stock options granted at an exercise price of $.35

(7)	Represents the issuance of 125,000 shares of common stock at a average fair market value of $3.59 on the date of issuance.

(8)	Represents value of 10,000 stock options granted at a fair market value on date of grant of $0.97.

(9)	Represents value of 5,000 stock options granted at a fair market value on date of grant of $1.30.

(10)	Represents the issuance of 20,000 shares of common stock at a fair market value of $4.30 on the date of issuance.

(11)	Represents value of 60,000 stock options granted at a fair market value on date of grant of $0.97.

(12)	Represents amount paid during year as independent contractor.

The following table sets forth information concerning individual grants of options made during Fiscal 2004 to the Named Executive Officers.

	Number of Shares	% of Total
	Underlying	Options Granted	Exercise or
	Options	to Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date
Steven M. Bettinger	100,000	19.8%	$1.15	January 2014
Robert Picow	10,000	2.0%	$1.15	January 2014
Jordan Serlin	60,000	11.9%	$1.15	January 2014

Stock Options Held At End Of Fiscal 2004

The following table indicates the total number and value of exercisable and unexercisable stock options held by Named Executive Officers as of June 30, 2004.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at Fiscal Year-End (#)		Options at Fiscal Year-End ($) (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven M. Bettinger	200,000	200,000	$970,000	$970,000
Robert Picow	1,667	13,333	$8,085	$64,665
Jordan Serlin	—	60,000	$—	$291,000

(1)	Based on the AMEX last sales price for our common stock on September 14, 2004 in the amount of $4.85 per common share.

Director Compensation

We do not currently pay any cash directors’ fees, but we pay the expenses of our directors in attending board meetings. For the fiscal year ended June 30, 2004, options and/or other equity grants to directors were as follows:

Jack Phelan and Andrew Lockwood — Each received 27,500 shares of common stock and 10,000 stock options to acquire 10,000 shares of common stock at an exercise price of $1.15.

Employee Stock Option Plan

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel. We pay wages and salaries that we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel. In 2000, we adopted the 2000 Option Plan (the “Plan”). The purpose of the Plan is to further our interests, and our subsidiaries’ and stockholders’ interests, by providing incentives in the form of stock options to key employees, consultants, directors and others who contribute materially to our success and profitability. The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. The Plan also assists us and our subsidiaries in attracting and retaining key employees and directors. The Plan is administered by the Board of Directors. The Board of Directors has the exclusive power to select the participants in the Plan, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plan. The number of shares of common stock that may be issued upon the exercise of options granted under the 2000 Plan, as amended, is 3,000,000. As of June 30, 2004, options to purchase a total of 1,361,000 shares had been granted pursuant to the Plan, all of which are outstanding and 702,667 of which are exercisable.

Equity Compensation Plan Information

     The following table sets forth information about our shares of common stock that may be issued upon exercise of options and other stock based awards under our equity compensation plans as of September 30, 2004, including the Plan.

Number of Securities
	Number of		remaining available
	Securities to be		for
	issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants,	options, warrants	securities reflected
Plan Category	and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity Compensation plans approved by stockholders	1,326,000	$1.07	1,674,000
Equity compensation plans not approved by stockholders (1)	2,800,000	$3.59	0

Total	4,126,000	$2.78	1,674,000

(1)	We have issued the following warrants to purchase shares of our common stock without the approval of our stockholders:

•	In fiscal 2004, in connection with a private placement, we sold one unit for $100,000, comprised of 100,000 shares of our common stock and warrants entitling the holder to purchase up to 100,000 shares of our common stock at an exercise price of $1.00.

•	In fiscal 2004, we sold 30,000 units under a private placement aggregating 1,500,000 shares of our common stock and warrants to purchase 1,500,000 shares of our common stock at an exercise price of $4.50 per share.

•	In March 2004, we consummated a capital raise through a private placement offered to accredited investors. We offered, through a placement agent, investment units consisting of 5,000 shares of our common stock offered at $4.00 per share with a callable warrant to purchase 5,000 shares of our common stock at $4.50 per share. The private placement was originally to be for a maximum amount of $5,000,000, but was subsequently increased to a maximum of $6,000,000.

Employment Agreement

We entered into an employment agreement with Steven Bettinger, our Chief Executive Officer, for a 24 month period ending January 1, 2003, subject to automatic renewals of 12-month terms unless terminated by us or Mr. Bettinger with 30-days’ prior written notice. In addition to an annual salary of up to $250,000 for Mr. Bettinger, the agreement entitles him to receive options to purchase 100,000 shares of our common stock each year of employment at fair market value. These options are issued under our 2000 Option Plan. The options vest 1/3 per year, beginning one year from the date of grant. The agreement also provide for the receipt of an annual bonus at the discretion of the Board of Directors. Mr. Bettinger received a discretionary bonus of 100,000 shares of common stock in each of Fiscal 2004 and 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 24, 2004, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors and nominees, (iii) each of our Named Executive Officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.

In accordance with SEC rules, options or warrants not exercisable within 60 days of this report are not considered part of the holder’s beneficial ownership. As of September 24, 2004, there were 12,247,271 shares of common stock outstanding. Unless otherwise stated, the address for the beneficial stockholder is 6421 Congress Ave., Suite 201, Boca Raton, Florida 33487.

	Number of Shares of
	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Percentage %
Steven M. Bettinger	3,602,982	(1)	28.79%
Robert Picow	184,167	(2)	1.47%
Jordan Serlin	20,000		*
Adam Wasserman	23,705		*
Andrew Lockwood	68,750	(3)	*
Jack Phelan	72,500	(4)	*

All executive officers and Directors as a group (6 persons)	3,972,104		31.47%

*Less than one percent

(1)	Includes 200,000 stock options exercisable as of September 20, 2004

(2)	Includes 1,667 stock options exercisable as of September 20, 2004

(3)	Includes 30,000 stock options exercisable as of September 20, 2004

(4)	Includes 35,000 stock options exercisable as of September 20, 2004

PROPOSAL 3

RATIFY THE SELECTION OF SALBERG & COMPANY, P.A. AS OUR
INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2005

Grant Thornton LLP (“GT”), by letter dated December 10, 2003, terminated its relationship as our independent accountant. We mutually agreed to terminate this relationship with GT. GT had been our independent accountant, and audited our financial statements.

The reports of GT on our consolidated financial statements for the 2002 and 2003 fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Further, for the 2002 and 2003 fiscal years, there were no disagreements between us and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused GT to make a reference thereto in its report on our financial statements for such period.

During the period from August 28, 2000 through December 10, 2003, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K). GT furnished the SEC with a letter stating that it agrees with the above statements. This letter was attached as an exhibit to a Form 8-K, filed with the SEC on December 19, 2003.

The Board of Directors engaged Salberg & Company, P.A. as our new independent accountants as of December 16, 2003. Prior to such date, we did not consult with Salberg & Company, P.A. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Salberg & Company, P.A., or (iii) any other matter that was the subject of a disagreement between us and Salberg & Company, P.A. (as defined in Item 304 (a)(1)(iv) of Regulation S-B) or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K).

The Board of Directors has selected Salberg & Company, P.A. as our independent auditor for the fiscal year ending June 30, 2005, which is the current fiscal year. The Board of Directors wishes to obtain from the stockholders a ratification of their action in appointing their existing certified public accountant, Salberg & Company, P.A., as our independent auditor for the fiscal year ending June 30, 2005. The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of this Proposal 3.

In the event the appointment of Salberg & Company, P.A. as independent auditor is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the fiscal year ending June 30, 2005. A representative of Salberg & Company, P.A. is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of Salberg & Company, P.A. as our independent auditor for fiscal year ending June 30, 2005.

Audit Fees

The aggregate fees billed by our auditors and previous auditors for professional services rendered in connection with (1) the audit of our annual consolidated financial statements for Fiscal 2004 and 2003 and reviews of the consolidated financial statements included in our Forms 10-KSB and services related to the filing for Fiscal 2004 and 2003 and (2) the filing with the SEC of a registration statement on Form S-3 were approximately $61,626 and $57,000, respectively.

Audit-Related Fees

For Fiscal 2004 and 2003, our current and previous auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $0 and $0 for Fiscal 2004 and 2003, respectively.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services rendered to us, such as attending meetings and other miscellaneous financial consulting, in Fiscal 2004 and 2003 were $0 and $0, respectively.

Auditor Independence

Our Board of Directors considers that the work done for us in the fiscal year ended June 30, 2004 by Salberg & Company, P.A. is compatible with maintaining Salberg & Company, P.A.’s independence.

Auditor’s Time On Task

All of the work expended by Salberg & Company, P.A. on our June 30, 2004 audit was attributed to work performed by Salberg & Company, P.A.’s full-time, permanent employees.

GENERAL INFORMATION

Other Matters

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Communications with the Board of Directors

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any the directors c/o Secretary, Cenuco, Inc. 6421 Congress Avenue, Suite 201, Boca Raton, Florida 33487. All communications will be compiled by our Secretary and submitted to the Board of Directors or the individual directors on a periodic basis. It is our policy that the directors who are up for election at the Annual Meeting attend the Annual Meeting.

Future Proposals Of Stockholders

The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders is [___], 2005. Additionally, we must receive notice of any stockholder proposal to be submitted at the 2005 Annual Meeting (but not required to be included in our proxy statement for that meeting) by [___], 2005, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Securities Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

BY ORDER OFF THE BOARD OF DIRECTORS

/S/ STEVEN BETTINGER
DIRECTOR, CHIEF EXECUTIVE OFFICER,

DECEMBER 14, 2004
BOCA RATON, FLORIDA

ANNEX A

ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 21, 2004 by and among CENUCO, INC., a Delaware corporation (“Cenuco”); OMNI POINT MARKETING, LLC, a Florida limited liability company (the “Company”); and the Members of the Company and certain others listed on the execution page of this Agreement (collectively, the “Members”). Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement.

RECITALS

     The Company is in the business of providing internet media and online and offline marketing programs, including permission based e-mail advertising, e-mail database append services, online surveys, ad serving networks and internet compiled direct mail lists (the “Business”). Cenuco desires to purchase and the Company desires to sell, all of the assets, properties and business of the Company (the “Acquisition”) on the terms and subject to the conditions set forth in this Agreement.

TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

     1.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Article III), the Company will sell, convey, transfer, assign and deliver to Cenuco (or one or more of its assignees) all of its right, title and interest in and to its assets, properties and business of every kind and description, whether real, personal or mixed, tangible or intangible, wherever located (except those assets of the Company which are specifically excluded as provided in Section 1.2 hereof) as they shall exist on the Closing Date (as defined in Article III), whether or not appearing on the Current Balance Sheet (as defined in Section 5.7) or on any Schedule hereto (collectively, the “Purchased Assets”), free and clear of any Lien (as defined in Section 11.1) other than as permitted herein. Without limiting the generality of the foregoing, the Purchased Assets shall include, but not be limited to, the following:

     (a) Database. All information contained in the databases maintained by the Company (the “Database”).

     (b) Other Tangible Personal Property. All machinery, computer equipment, computer software, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, trucks, automobiles, vehicles and any other fixed assets owned or leased by the Company, as more particularly described on Schedule 1.1(b) attached hereto not related to the Excluded Assets;

     (c) Customer Accounts. All of the customer accounts and customer account contracts (the “Customer Contracts”) of the Company, as more particularly described on Schedule 1.1(c) attached hereto;

     (d) Assumed Contracts. All of the interest, rights and benefits accruing to the Company under any dealer, sales or service agreements or any other Contracts (as defined in Section 11.1) to which the Company is a party which are set forth on Schedule 1.1(d) attached hereto (the “Assumed Contracts”);

     (e) Cash and Cash Equivalents. All cash and cash equivalents and investments, whether short-term or long-term, of the Company, including without limitation, bank accounts, certificates of deposit, treasury bills and securities;

     (f) Prepayments. All prepaid and deferred items of the Company, including without limitation, prepaid rentals, insurance, taxes, tax refunds and unbilled charges and deposits relating to the operations of the Company;

     (g) Receivables. All receivables of the Company (collectively, “Receivables”), including without limitation all trade accounts receivables, notes receivable, receivables arising as a result of contracts in transit and receivables from manufacturers, insurance companies, service contract providers and any other vendors or suppliers of the Company not related to the Excluded Assets;

     (h) Equipment Leases. All of the interest of and the rights and benefits accruing to the Company as lessee under leases of machinery, vehicles, equipment, tools, furniture and fixtures and other fixed assets (“Equipment Leases”), as more particularly described on Schedule 1.1(h) attached hereto;

     (i) Intangible Property. All of the proprietary rights of the Company, including without limitation all Intellectual Property and other similar intangible property and rights relating to the Business, and all goodwill developed through the use of such property and rights, as more particularly described on Schedule 1.1(i) attached hereto;

     (j) Licenses and Permits. To the extent assignable, all permits, licenses, certificates of authority, franchises, accreditations, registrations and other authorizations issued or used in connection with the Business;

     (k) Books, Records and Other Assets. All operating data and records of the Company, including without limitation, customer lists and records, financial, accounting and credit records, correspondence, budgets and other similar documents and records, and all of the Company’s telephone and telecopier numbers, and post office boxes; and

     (l) Real Property. All of the interests, rights and benefits accruing to the Company as lessee under the Real Property Leases (as defined in Section 5.12).

     1.2 Excluded Assets. Notwithstanding anything to the contrary set forth in Section 1.1, the Purchased Assets shall exclude the following assets of the Company (“Excluded Assets”): (i) the Purchase Price (as defined in Section 2.1) and other rights of the Company under

2

this Agreement; (ii) the organizational records and ownership records of the Company; and (iii) the stock of subsidiaries, if any; and (iv) in the event the condition of Section 8.4(b) is met Twenty-Seven Thousand Dollars ($27,000.00) may be utilized for payment due to one of the Members.

     1.3 Assignment of Contracts. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Cenuco thereunder. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of the Company thereunder so that Cenuco would not in fact receive all such rights, the Company shall reasonably cooperate with Cenuco to the extent necessary to provide for Cenuco the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment, including subcontracting all rights and obligations thereunder to Cenuco and enforcement for the benefit of Cenuco of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise to the fullest extent permitted by law or agreement.

ARTICLE II

PURCHASE PRICE; ASSUMED LIABILITIES

     2.1 Purchase Price. The purchase price to be paid to the Company for the Purchased Assets (the “Purchase Price”) shall be the sum of Twenty-Two Million Five Hundred Thousand and 00/100 Dollars ($22,500,000.00).

     In addition, the Company shall pay at Closing all Indebtedness (as defined in Article XI).

     2.2 Payment of Purchase Price.

     (a) The Purchase Price shall be payable to the Company in the following manner:

     (i) Seventeen Million One Hundred Thousand and 00/100 Dollars ($17,100,000.00) (less the Deferred Amount described in Section 2.2(b)), payable in shares of common stock, par value $.001 per share of Cenuco (the “Cenuco Common Stock”) determined by dividing such amount by Four Dollars ($4.00);

     (ii) Five Million Four Hundred Thousand and 00/100 Dollars ($5,400,000.00) of the Purchase Price by wire transfer of immediately available funds.

     (b) Ten percent (10%) of the Purchase Price (the “Deferred Amount”) in Cenuco Common Stock shall be deferred by Cenuco, and subject to the provisions of Article X hereof.

3

     (c) Cenuco acknowledges that the Company intends to transfer the shares of Cenuco Common Stock to be issued to the Company hereunder (and rights to the Deferred Amount) to certain of the Members, and Cenuco agrees to cooperate with any such transfers, including promptly reissuing such shares of Cenuco Common Stock upon receipt of the original certificates and appropriate stock transfers. Notwithstanding anything to the contrary contained herein, Cenuco further agrees that any rights relating to such shares of Cenuco Common Stock existing under the Agreement or any other agreements executed in connection herewith shall be transferable with such shares to such Members and will be enforceable by such Members.

     2.3 Assumed Liabilities. As of the Closing, Cenuco shall assume and agree to pay, discharge and perform when lawfully due (provided that Cenuco reserves all rights to seek indemnification pursuant to Article X hereof) all of the obligations, duties and liabilities of the Company with respect to the following (the “Assumed Liabilities”): (a) Customer Contracts, Assumed Contracts, Equipment Leases and Real Property Leases; and (b) current liabilities of the Company as reflected on the Current Balance Sheet (including Tax accruals for sales, employee withholding and payroll taxes, limited to the amount of such accrual and as accrued or incurred in the ordinary course of business consistent with past practices.

     2.4 Excluded Liabilities. Except for the Assumed Liabilities, the parties expressly agree that Cenuco shall not assume otherwise become liable for any other obligations or liabilities of the Company or for any of the following liabilities (the “Excluded Liabilities”): (a) any liability or obligation relating to Indebtedness, other liabilities or Taxes (as defined in Article XI) of the Company; (b) any Environmental Liability (as defined in Article XI); (c) any liability or obligation relating to any default under any of the Assumed Liabilities to the extent such default existed prior to the Closing; (d) any liability or obligation (which is not an Assumed Liability), whether in tort, contract or for violation of any law, statute, rule or regulation by the Company or the Members or any officer, director, employee or agent of the Company, that arises out of or results from any act, omission, occurrence or state of facts prior to the Closing; (e) any liability or obligation of the Company with respect to or arising out of any Employee Benefit Plan (as defined in Section 5.16), collective bargaining agreements or any other plans or arrangements for the benefit of any current or former employees, leased employees, officers, Members or directors of the Company or any affiliated companies, which are maintained by the Company, any affiliated company or any third party; (f) any liability or obligation of the Company and the Members with respect to the Excluded Assets; and (g) any liability or obligation of the Company to the Members or any of its Affiliates, whether by contract, pursuant to law, or otherwise.

     2.5 No Expansion of Third Party Rights. The assumption by Cenuco of the Assumed Liabilities, and the transfer thereof by the Company, shall in no way expand the rights or remedies of any third party against Cenuco or the Company as compared to the rights and remedies which such third party would have had against the Company had Cenuco not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Cenuco of the Assumed Liabilities shall not create any third party beneficiary rights.

     2.6 Tax Treatment; Allocation of Purchase Price. The parties hereto intend that the transactions contemplated by this Agreement shall be treated for tax purposes as a taxable purchase under the Code. The parties agree that the allocation of the purchase price of the

4

Company’s fixed assets for tax purposes shall be mutually agreed to by the parties prior to Closing. The parties agree to allocate the Purchase Price among such Purchased Assets in a manner consistent with the requirements set forth in the Code, including Code Section 1060, and the Treasury regulations promulgated thereunder. In addition, it is agreed that such allocation will be binding on both parties for federal income tax purposes in connection with this purchase and sale of the Purchased Assets, and will be consistently reflected by each party on their respective federal income tax returns. The parties agree to prepare and timely file all applicable Internal Revenue Service forms, including Form 8594 (Asset Acquisition Statement) and other governmental forms, to cooperate with each other in the preparation of such forms, and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof.

     2.7 Closing Audit. (a) Within seventy-five (75) days after the Closing Date, Cenuco’s auditor shall prepare an audit of the internally prepared Balance Sheet of the Company as of the Closing Date (the “Closing Balance Sheet”), including a determination or working capital (the “Working Capital Determination”) of the Company (the “Closing Audit”). “Working Capital” shall be defined as the Company’s current assets (including cash, accounts receivables, and prepaid expenses, less the Company’s current liabilities (including accounts payable, reimbursed expenses, accrued expenses and payroll liabilities). The Closing Audit shall be prepared in accordance with GAAP. The amount of adjustments to the Closing Balance Sheet necessary to bring it into compliance with GAAP which result in a decrease in assets or equity of the Company or an increase in the liabilities of the Company (as such items appear on the Closing Balance Sheet), and the amount by which working capital is less than One Million Dollars ($1,000,000.00) shall be aggregated (the “Audit Adjustments”). The Audit Adjustments shall be paid to Cenuco by set off of the Deferred Amount and shall be considered to be an adjustment to the Purchase Price on a dollar-for-dollar basis.

     (b) Upon completion of the Closing Audit and the determination of whether Audit Adjustments are necessary, Cenuco shall provide a copy of the Closing Audit, Working Capital Determination and Audit Adjustments to the Company. Within twenty (20) days after receipt by the Company of the Closing Audit, Working Capital Determination and Audit Adjustments, the Company shall notify Cenuco in writing of any disagreement (a “Dispute Notice”) with the Closing Audit, Working Capital Determination and Audit Adjustments, and shall detail the amount, nature and basis of each disputed item and shall provide reasons why such item is disputed, and the alternate determination they believe to be appropriate. If no Dispute Notice is received by Cenuco during such time the Company and the Members shall be deemed to have accepted the determination of the Closing Audit, Working Capital Determination and Audit Adjustments. If a Dispute Notice is received the parties shall meet and seek in good faith to reach agreement on the disputed items. If the parties are unable to reach agreement within twenty days of receipt of the Dispute Notice, the disputed items shall be submitted for review and determination by an independent nationally recognized accounting firm mutually selected by the parties (the “Audit Arbitrator”). All determinations made by the Audit Arbitrator shall be in writing and shall be binding and conclusive upon all the parties, absent fraud or manifest error.

     (c) The fees and expenses of the Audit Arbitrator shall be borne equally by the parties.

5

     (d) If no Dispute Notice is received or upon resolution of the disputed items listed in the Dispute Notice the Purchase Price shall be adjusted and such Audit Adjustments shall be set off from the Deferred Amount.

ARTICLE III

CLOSING

     Subject to and after fulfillment or waiver of the conditions set forth in Article VIII and Article IX of this Agreement, the Closing of the purchase and sale of the Purchased Assets (the “Closing”) shall take place on a date selected by Cenuco within three (3) business days after satisfaction or waiver of such conditions, at the offices of Cenuco’ counsel in Ft. Lauderdale, Florida or such other time and place as the parties may otherwise agree. The date on which the Closing occurs shall be referred to herein as the “Closing Date”.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CENUCO

     As a material inducement to the Company and the Members to enter into this Agreement and to consummate the transactions contemplated hereby, Cenuco makes the following representations and warranties to the Company and the Members:

     4.1 Corporate Status. Cenuco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Corporate Power and Authority. Cenuco has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Cenuco has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

     4.3 Enforceability. This Agreement has been duly executed and delivered by Cenuco and constitutes the legal, valid and binding obligation of Cenuco, enforceable against Cenuco in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     4.4 No Commissions. Except with respect to any finder’s or broker’s or agent’s fees or commissions owed to any Cenuco’ employee or consultant pursuant to the terms of any contract or agreement, Cenuco has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     4.5 Cenuco Common Stock. Upon consummation of the Acquisition and the issuance and delivery of certificates representing Cenuco common stock pursuant to Section 2.2(a)(i), such Common Stock will be duly authorized, validly issued, fully paid and non

6

assessable shares of Cenuco Common Stock and free of any preemptive rights. The authorized capital stock of Cenuco includes 25,000,000 shares of Cenuco Common Stock, of which 12,247,271 shares were issued and outstanding as of September 15, 2004.

     4.6 No Violation. The execution and delivery of this Agreement by Cenuco, the performance by Cenuco of its obligations hereunder and the consummation by Cenuco of the transactions contemplated hereby will not (i) contravene any provision of the Certificate of Incorporation or bylaws of Cenuco, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Cenuco, (iii) conflict with, result in any breach of, or constitute a default (with or without the passage of time or the giving of notice or both) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Cenuco, or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

     4.7 SEC Filings. Cenuco has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the SEC, and (b) all other reports filed by Cenuco under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since July 1, 2004 (such reports are collectively referred to herein as the “Cenuco Reports”). The Cenuco Reports constitute all of the documents required to be filed by Cenuco under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from July 1, 2003 through the date of this Agreement. The Cenuco Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Cenuco Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Cenuco included in the Cenuco Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Cenuco as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Cenuco.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
THE MEMBERS

     As a material inducement to Cenuco to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Members, jointly and severally, make the following representations and warranties to Cenuco:

7

     5.1 Corporate Status. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Florida, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is not legally qualified to transact business as a foreign limited liability company in any jurisdiction, and the nature of its properties and the conduct of its business does not require such qualification. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

     5.2 Power and Authority. The Company has the power and authority to execute and deliver of this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Members have the requisite competence, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

     5.3 Enforceability. This Agreement has been duly executed and delivered by the Company and the Members, and this Agreement constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     5.4 Capitalization. Schedule 5.4 sets forth, with respect to the Company, all outstanding Membership interests, each holder of any such Membership interests and the Company shall provide at Closing percentage or amount of such membership interests held by each Member. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any membership interests (or securities convertible into or exchangeable for membership interests). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Other than as set forth herein and as set forth on Schedule 5.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the membership interests of the Company. Except as set forth on Schedule 5.4, the Company is not obligated to redeem or otherwise acquire any of its outstanding membership interests. The Members are the record and beneficial owners of all of such membership interests and the Members owns such membership interests free and clear of all Liens, restrictions and claims of any kind.

     5.5 No Violation. Except as set forth on Schedule 5.5, the execution and delivery of this Agreement by the Company and the Members, the performance by the Company and the Members of their respective obligations hereunder and the consummation by the Company and the Members of the transactions contemplated hereunder will not (i) contravene any provision of the articles of organization or operating agreement of the Company, (ii) violate or conflict with

8

any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against, the Company, the Members or the Purchased Assets, (iii) conflict with, result in any breach of, or constitute a default (with or without the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against, the Company, the Members or the Purchased Assets, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Purchased Assets, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

     5.6 Subsidiaries. Except as set forth on Schedule 5.6, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

     5.7 Financial Statements. The Company and the Members shall deliver to Cenuco as soon as possible (i) the audited financial statements of the Company for the year ending September 30, 2004, including the notes thereto (if applicable), which are currently being audited (the “Annual Statements or the “Financial Statements”), and copies of which are to be attached to Schedule 5.7 hereto. The balance sheet dated as of September 30, 2004 of the Company included in the Financial Statements is also referred to herein as the “Current Balance Sheet.” The Financial Statements shall fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except as described on Schedule 5.7. The books and records of the Company fully and fairly reflect all transactions, properties, assets and liabilities of the Company. Except as set forth on Schedule 5.7 there will be no extraordinary or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements will reflect all adjustments necessary for a fair presentation of the financial information contained therein.

     5.8 Changes Since the Current Balance Sheet Date. Since the date of the Current Balance Sheet, the Company has operated in the ordinary course of business and has not (i) issued any membership interests or other securities; (ii) made any distribution of or with respect to its membership interests or other securities or purchased or redeemed any of its membership interests or securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practices; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practices; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practices; (vii) incurred any obligations or liabilities (including any Indebtedness) or entered into any transaction or series of transactions involving in excess of Ten Thousand Dollars ($10,000) in the aggregate out of the ordinary course of business, consistent with past practices except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in

9

excess of Ten Thousand Dollars ($10,000) in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of Ten Thousand Dollars ($10,000) in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practices; (xiii) entered into any transaction with any Affiliate; (xiv) entered into any employment agreement; (xv) entered into, terminated, amended or modified any agreement involving an amount in excess of Ten Thousand Dollars ($10,000); (xvi) imposed any security interest or other Lien on any of its assets; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of Five Thousand Dollars ($5,000); (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; (xx) acquired any interest in any corporation, partnership or other venture; (xxi) made any loans to any third party or employee except in the ordinary course of business consistent with past practices; or (xxii) agreed to do or authorized any of the foregoing.

     5.9 Liabilities of the Company; Indebtedness. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate. Schedule 5.9 is a true and complete list of all Indebtedness of the Company, including the name of the lender, payoff amount, per diem interest and any prepayment penalties or premiums.

     5.10 Litigation. Except as set forth on Schedule 5.10, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Company or the Members threatened or contemplated, against, by or affecting, the Company, the Members or the Purchased Assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. Except as set forth on Schedule 5.10, there has been no action, suit or other legal or administrative proceeding or governmental investigation against, by or affecting the Company, the Members or the Purchased Assets. There are no outstanding orders, decrees, stipulations or agreements issued by any Governmental Authority in any proceeding or agreed to by the Company or the Members to which the Company or the Members are or were a party which have not been complied with in full.

     5.11 Environmental Matters.

     The Company is and has at all times been in full compliance with all Environmental Laws governing its business, operations, properties and assets.

10

     5.12 Real Estate. The Company does not own any parcels of real property. Schedule 5.12 sets forth a list of all leases, licenses or similar agreements for the use or occupancy of real property to which the Company is a party (“Real Property Leases” ) copies of which have previously been furnished to Cenuco, in each case setting forth: (a) the lessor and lessee thereof and the date and term of each of such leases, (b) the legal description, if known, including street address, of each property covered thereby (the “Leased Premises”), and (c) a brief description (including size and function) of the principal improvements and buildings thereon. The Real Property Leases are in full force and effect and have not been amended, and neither the Company nor, to the knowledge of the Company and the Members any other party thereto, is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of such leases and, to the knowledge of the Company and the Members, there is no breach or anticipated breach by any other party to such leases. With respect to each of the Leased Premises the Company has valid leasehold interests or other rights of use and occupancy in the Leased Premises, free and clear of any Liens on such leasehold interests or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Company, except as do not affect the occupancy or uses of such properties.

     5.13 Good Title, Adequacy and Condition of Assets. The Company has, and upon payment of the Indebtedness identified on Schedule 5.9 at the Closing will have, good and marketable title to the Purchased Assets, including, but not limited to the Database, with full power to sell, transfer and assign the same, free and clear of any Liens, other than Liens for personal property taxes not yet due and payable. The Purchased Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such Business is currently being conducted. The Purchased Assets are in good operating condition and repair, normal wear and tear excepted, and have been maintained in accordance with all applicable specifications and warranties and normal industry practice.

     5.14 Compliance with Laws; Licenses and Permits.

     (a) The Company has complied in all material respects with all laws, regulations and orders applicable to it, its Business and operations as presently or previously conducted, including all federal state and local privacy laws, rules and regulations, and all other applicable Laws of similar tenor and effect. None of the Fair Credit Reporting Act, the Consumer Credit Protection Act, the Truth in Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act, the Fair Debt Collections Practices Act, the Graham-Leach-Bliley Act, nor any federal regulatory rules and regulations promulgated pursuant to these laws are generally applicable to the operations of the Business. Company thereof has obtained all material federal, state, local and foreign governmental licenses and permits which are required for the conduct of the Business presently or proposed to be conducted by Company thereof, which licenses permits are in full force and effect and no material violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or, to the Knowledge of Company, threatened to revoke or limit any thereof. Schedule 5.14 lists all material federal, state, local and foreign governmental licenses and permits of Company thereof which are used in or relate to the Business. Company has furnished to Cenuco true and correct copies of all licenses and permits required for or used in the Business.

11

     (b) Schedule 5.14 sets forth the consumer privacy policies that have been adopted by the Company thereof in connection with the Business and that are currently in effect for the Company. The Company thereof has complied in all material respects with all such consumer privacy policies and any applicable privacy policies posted on its web sites. The Company has taken commercially reasonable steps to protect and maintain the confidential nature of the personal information provided to the Company thereof by Persons who do not consent to the disclosure of such information. All personally identifiable information collected by the Company thereof has been used in accordance with the applicable privacy policy at the time of such collection.

     (c) All information (the “Database Information”) contained in the Databases maintained by Company has been at all times (i) collected in substantial compliance with fair information collection practices (including but not limited to (a) the guidelines promulgated by the Online Privacy Alliance; (b) the standards promulgated by the Direct Marketing Association, and (c) all applicable Federal, state and other laws, rules and regulations including but not limited to those relating to the use or collection of information collected from or about consumers) so that, at a minimum and prior to submitting any information to Company or its agents, Internet users received notice of how the information will be used and a choice whether to submit such information; and (ii) stored, maintained and used in accordance with such notices and all Federal, state and local laws, rules and regulations. Company has the right to use and commercially exploit the Database Information, free of consideration to any third party. The Databases contain approximately One Hundred Million (100,000,000), and at a minimum no less than Sixty-Five (65,000,000) Valid and Unique Records. For purposes of this Agreement, a “Valid and Unique Record” is (i) a Record with an e-mail address that accepts delivery of email transmissions (i.e., emails not rejected as “undeliverable”); (ii) the post office address of the residence of the person with the applicable e-mail address; and (iii) a subject Record is not duplicative of other Records contained in any of the Databases. The Company has Eighty Million (80,000,000) records meeting the criteria of (i) and (iii) of the definition of Valid and Unique Records. For purposes of this Agreement, a “Record” is set a of information on consisting of: (i) one “opt-in” or “permission-based” e-mail address, and (ii) the first and last name of the e-mail user that uses such e-mail address. In determining whether there are Sixty-Five Million (65,000,000) Valid and Unique Records, a duplicative Record will be counted only once.

     5.15 Labor and Employment Matters. Schedule 5.15 sets forth the name, address and current rate of compensation and/or commission of each employee of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending, or to the knowledge of the Company and the Members threatened, labor dispute, strike or work stoppage which affects or which may affect the Business or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending, or to the knowledge of the Company and the Members threatened, charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. Neither the Company nor the Members is aware that any key employee

12

or group of employees has any plans to terminate his or their employment with the Company. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the twenty-four (24) months prior to the date hereof. Schedule 5.15 sets forth all commission and/or incentive compensation plans and the terms of such plans including when paid of the Company and the terms of such plans including when paid. Except as set forth on Schedule 5.15, neither the Company nor any of its officers or employees are a party or subject to any employment agreements, noncompete agreements or consulting agreements, and the Members are not party to any agreement with any employee or consultant of the Company or has any other arrangement to pay any salary, bonus or other compensation to any such person after the Closing Date. The Company has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended.

     5.16 Employee Benefit Plans.

     (a) Schedule 5.16 contains a true and complete list of each employee benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), employee welfare benefits plan as defined in Section 3(1) of ERISA, and each deferred compensation, stock option, stock purchase, bonus, medical, welfare, disability, severance or termination pay, insurance or incentive plan, and each other employee benefit plan, program, agreement or arrangement, (whether funded or unfunded, written or oral, qualified or nonqualified), sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”), for the benefit of any employee, terminated employee, leased employee or former leased employee, director, officer, shareholder or independent contractor of the Company or any Company ERISA Affiliate (the “Employee Benefit Plans”). Schedule 5.16 identifies each plan that is an “employee benefit plan,” within the meaning of Section 3(3) of ERISA. The Company has no liability with respect to any plan, arrangement or practice of the type described in this Section 5.16 other than the Employee Benefit Plans set forth on Schedule 5.16.

     (b) The Company does not participate currently and has never participated in and is not required currently and has never been required to contribute to or otherwise participate in any “multi employer plan,” as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code or any “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

     (c) No Employee Benefit Plan is or at any time was a “defined benefit plan” as defined in Section 3(35) of ERISA or a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code. The Company does not participate currently and has never participated in and is not required currently and has never been required to contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA.

13

     (d) With respect to each Employee Benefit Plan of the Company: (i) each has been administered in compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or threatened against any such plan, the trustee or fiduciary of any such plan, the Company or any assets of any such plan; (iii) no audits, proceedings, claims or demands are pending with any Governmental Authority including, without limitation, the Internal Revenue Service and the Department of Labor; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any such plan participant have been duly or timely filed or distributed; (v) no “prohibited transaction”, within the meaning of ERISA or the Code, or breach of any duty imposed on “fiduciaries” pursuant to ERISA has occurred; (vi) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing; (vii) no such plan has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.

     (e) True and accurate copies of each Employee Benefit Plan and a copy of the Employee Handbook of the Company have been furnished to Cenuco. In the case of any unwritten Employee Benefit Plan, a written description of such plan has been furnished to Cenuco. All amendments required to bring any Employee Benefit Plan into conformity with any applicable provisions of ERISA and the Code have been duly adopted.

     (f) With respect to each Employee Benefit Plan of the Company intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from federal income tax under Code Section 501(a); (ii) nothing has occurred or will occur through the Closing which would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred; and (iv) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan).

     (g) No Employee Benefit Plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a “change of control” (as defined in Section 280G of the Code) and no individual shall accrue or receive any additional benefits, service or accelerated rights to payments of benefits under any Employee Benefit Plan as a result of the actions contemplated by this Agreement.

     (h) No Employee Benefit Plan provides medical or dental benefits for any current or former employees of the Company or its predecessors after termination of employment other than the rights that may be provided by law.

     (i) The Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code, and the regulations thereunder, and Part 6 of Title I of ERISA (“COBRA”) and has complied with the Health Insurance Portability and

14

Accountability Act of 1996 (“HIPAA”) with respect to any group health plan within the meaning of Code Section 5000(b)(1). The Company will be responsible for the continued compliance with COBRA and HIPAA with respect to all of its current and former employees at the time of the Closing.

     (j) Cenuco will not suffer any loss, cost or liability as a result of any claim that the Company or any entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o), has not complied with the provisions of this Section 5.16 with respect to each Employee Benefit Plan maintained by any such entity.

     5.17 Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the Company or its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All liabilities for Taxes incurred but unpaid whether or not a Tax Return was due or the Tax required to be paid by or with respect to the Company and the Business have been paid or are accrued on the Current Balance Sheet. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. With respect to each taxable period of the Company: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending, or to the knowledge of the Company and the Members threatened, against or with respect to the Company regarding Taxes; and (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets of the Company. No sales or use tax (other than sales tax on motor vehicles), non-recurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by the Company or Cenuco by virtue of the transactions contemplated in this Agreement.

     5.18 Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets, employees and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. The Company has complied with the provisions of such Insurance Policies in all material respects. Schedule 5.18 contains a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Cenuco), and identifies the insurer, type of coverage and policy period for each policy. During the three year period to the date hereof, the Company has not made any claims under any of the Insurance Policies, and has suffered no losses that would give rise to any such claims, for an amount in excess of Ten Thousand Dollars ($10,000) except as set forth on Schedule 5.18. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

15

     5.19 Receivables. All Receivables being transferred to Cenuco hereunder are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such Receivables (and in any event within nine (9) months following the Closing), without dispute, setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet and calculated in accordance with GAAP and further subject to the occurrence of events outside the reasonable control of Company causing any such receivable to be uncollectible Schedule 5.19 is a true, complete and correct list of all Receivables as of the date hereof, as if such Receivables were being transferred to Cenuco on and as of the date set forth thereon.

     5.20 Intellectual Property.

     (a) Schedule 5.20 sets forth, the Intellectual Property (as defined in Article XI) owned by the Company, a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number), and date issued or filed, and all material unregistered Intellectual Property.

     (b) All registered Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees), is valid and enforceable, and is not subject to any filings, fees or other actions falling due within 90 days after the Closing Date. No registered Intellectual Property of the Company has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company or the Members, no such action is threatened. Except as set forth in Schedule 5.20, no patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

     (c) Schedule 5.20 sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which the Company is a party or by which any of their Assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”). All of the Company’s License Agreements are valid and binding obligations of Company that are parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

     (d) The Company owns or has the valid right to use all of the Intellectual Property necessary for the conduct of the Company’s business substantially as currently conducted or contemplated to be conducted and for the ownership, maintenance and operation of the Company’s properties and Assets. No royalties, honoraria or other fees are payable by the Company to any third parties for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.20.

16

     (e) All Intellectual Property owned by the Company is described in Schedule 5.20. The Company exclusively owns, free and clear of all Liens or obligations to license all such owned Intellectual Property, and the Company have executed all necessary agreements and performed all necessary due diligence to make the foregoing statement. The Company has a valid, enforceable and, subject to obtaining required consents set forth in Schedule 5.20, transferable right to use all their licensed Intellectual Property. Except as disclosed in Schedule 5.20, the Company has the right to use all of its owned and licensed Intellectual Property in all jurisdictions in which it conducts or proposes to conduct its businesses.

     (f) The Company has taken all commercially reasonable steps to maintain, police and protect the Intellectual Property which it owns, including the proper policing activities and the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. Except as disclosed in Schedule 5.20, (i) to the knowledge of the Company, the conduct of the Company’s businesses as currently conducted or planned to be conducted does not infringe or otherwise impair or conflict with (“Infringe”) any Intellectual Property rights of any third party, and the Intellectual Property rights of the Company is not being Infringed by any third party; and (ii) there is no litigation or order pending or outstanding, to the knowledge of the Company or the Members, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and the Company’s use of any Intellectual Property owned by a third party, and, to the knowledge of the Company or the Members, there is no valid basis for the same.

     (g) Schedule 5.20 lists all software (i) (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) which are owned, licensed to or by the Company, leased to or by the Company or otherwise used by the Company, and identifies which software is owned, licensed, leased or otherwise used, as the case may be; and (ii) which are sold, licensed, leased or otherwise distributed by the Company to any third party, and identifies which software is sold, licensed, leased, or otherwise distributed, as the case may be. All software owned by the Company, and all software licensed from third parties by the Company, (i) to the knowledge of the Company, is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) to the knowledge of the Company, conforms in all material respects to the specifications and purposes thereof. The Company has taken all reasonable steps to protect the Company’s rights in its confidential information and trade secrets. Except as disclosed in the Schedule 5.20, each employee, consultant and contractor who has had access to proprietary Intellectual Property has executed an agreement to maintain the confidentiality of such Intellectual Property has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof (true and complete copies of which have been delivered to Cenuco). Except under confidentiality obligations, there has been no material disclosure of any of the Company’s confidential information or trade secrets to any third party.

     5.21 Contracts. Schedule 5.21 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the “Material Contracts”), true, correct and complete copies (in the case of written Contracts) and summaries (in the case of oral Contracts) of which

17

have been provided to Cenuco, excluding standard customer contracts entered into in the ordinary course of business, without material modification from the preprinted forms used by the Company in the ordinary course of business, copies of which have been supplied to Cenuco. Each Material Contract is a legal, valid and binding obligation of the Company and to the knowledge of the Company the other parties thereto, enforceable against the Company and to the knowledge of the Company the other parties thereto in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The copy of each written Material Contract or summary of each oral Material Contract furnished to Cenuco is a true and complete copy of the document it purports to represent or summary, as the case may be, and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract, and to the knowledge of the Company and the Members all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and to the knowledge of the Company and the Members no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 5.21, Material Contracts shall include, without limitation: (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, letters of credit, commitment letters, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any Indebtedness; (b) contracts obligating the Company to provide or purchase products or services for a period of one year or more; (c) leases of real property and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Ten Thousand Dollars ($10,000); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor’s services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Company; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; (h) any non-competition agreements restricting the Company in any manner; and (i) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules calling for payments by the Company exceeding Ten Thousand Dollars ($10,000).

     5.22 Accuracy of Information Furnished by the Company and the Members. No statement or information made or furnished by the Company or the Members to Cenuco or any of Cenuco’ representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and

18

previously furnished by the Company or the Members, contains or shall contain any untrue statement of fact or omits or shall omit any fact necessary to make the information contained therein not misleading and any material manner. The Company and the Members have provided Cenuco with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

     5.23 Customers. Schedule 5.23 provides a customer list which identifies the contact person for each customer and identifies the top twenty-five (25) customers of the Company as measured by annual revenue for the last twelve (12) months. True, correct and complete copies of the form of the Company’s standard customer contracts have been furnished by the Company to Cenuco. The Company has not violated in any material manner any of the terms or conditions of any of its customer contracts, and to the knowledge of the Company and the Members all of the material covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination thereunder.

     5.24 Names; Prior Acquisitions. All names under which the Company does business as of the date hereof are specified on Schedule 5.24. The Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three (3) years.

     5.25 No Commissions. Except as set forth on Schedule 5.25, either the Company nor the Members has incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     5.26 Product Warranties and Rebates. The Company does not make and has not made any express or implied product warranties or altered, amended, varied or expanded any manufacturers’ product warranty in connection with the sale or lease of any products. Schedule 5.26 contains a true and complete list and description of any and all customer rebates, discounts or reimbursement programs or special terms or conditions (including, without limitation, products supplied to customers on a demonstration basis) which have been or will be offered by the Company in connection with the Business at any time prior to the Closing and pursuant to which any obligations or liabilities of the Company, of any nature whatsoever and whether matured or unmatured, remain outstanding.

     5.27 Related Party Transactions. None of the Company, the Members and any Person with an interest in Members, nor any entity in which Members or a Person with an interest in Members owns any beneficial interest, have any direct or indirect interest in any customer, supplier or competitor of the Company or in any person from whom or to whom the Company leases real or personal property. Except as set forth on Schedule 5.27, no officer, director or the Members of the Company, no Person with an interest in the Members, nor any entity in which any such Person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

19

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE CLOSING

     6.1 Conduct of Business by the Company Pending the Closing. The Company and the Members covenant and agree that, except with the prior written consent of Cenuco, between the date of this Agreement and the Closing Date, the Business shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice. The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company and the Members shall not between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Cenuco: (a) amend or otherwise change its articles of organization or operating agreement; (b) issue or authorize the issuance of, any membership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any membership interests or other ownership interest of the Company; (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests; (d) transfer any of the outstanding membership interests of the Company; (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its membership interests; (f) acquire (including, without limitation, for cash, or shares of stock, property or services, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof; (g) incur any additional Indebtedness other than in the ordinary course of business consistent with past practices; (h) create Liens on any currently existing assets; (i) make (or commit to make) any capital expenditures in excess of Ten Thousand Dollars ($10,000) except in the ordinary course of business; (j) make any loans or advances to any person or entity or guarantee the indebtedness of any person or entity; (k) sell or dispose of any of its assets, other than in the ordinary course of business, consistent with past practice; (l) enter into, modify or terminate, any Contract, other than in the ordinary course of business consistent with past practice; (m) pay any bonus to or increase the compensation or benefits payable or to become payable to its employees, independent contractors or consultants; (n) pay, discharge or satisfy any existing claims, liabilities, obligations or Indebtedness other than in the ordinary course of business consistent with past practice; (o) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any increase in the loss of customers; or (p) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any other action which would make any representation or warranty in Article V untrue or incorrect. The Company shall give written notice to Cenuco promptly following the occurrence of any event which has had (or which is likely to have) a Material Adverse Effect upon its assets, business, operations, prospects, properties or condition (financial or otherwise).

20

ARTICLE VII

CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

     7.1 Further Assurances; Compliance with Covenants. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Article VIII and Article IX. The Members and the Company shall, and shall cause the Company’s accountants to cooperate with Cenuco’ accountants from time to time in connection with any audit of the assets, property and business of the Company including the execution and delivery by the Members and the Company of customary audit representation letters. The Members shall cause the Company to comply with all of the respective covenants of the Company under this Agreement. At the Closing, the Company and the Members covenant and agree to deliver to Cenuco the certificates and other documents required to be delivered to Cenuco pursuant to Article VIII, and Cenuco covenants and agrees to deliver to the Company and the Members the certificates and other documents required to be delivered to the Company and the Members pursuant to Article IX.

     7.2 Other Actions. Each of the parties hereto shall take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties agrees to cooperate with the others in the preparation and filing of, and the provision of information for, all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the American Stock Exchange (or any other exchange which Cenuco Common Stock may be listed), the Securities Act, the Exchange Act or any regulatory authority, in connection with the transactions contemplated by this Agreement, and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

     7.3 Notification of Certain Matters. The Company and the Members shall give prompt notice to Cenuco of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

     7.4 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents or representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated

21

hereby shall be issued by any party hereto without the prior approval of the other parties, except that Cenuco may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange.

     7.5 No Other Discussions. So long as this Agreement is in force and effect, the Company, the Members, and their respective Affiliates, employees, agents and representatives will not (i) initiate or encourage the initiation by others of, discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. For so long as this Agreement is in force and effect, the Company and the Members will immediately notify Cenuco if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

     7.6 Restrictive Covenants. In order to assure that Cenuco will realize the benefits of the transactions contemplated hereby, the Company and each of the Members agree that they will not:

     (a) for a period of five (5) years following the Closing Date (the “Noncompete Period”), directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, lender or security holder, of any company or business, engage in the Business; provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section 7.6;

     (b) during the Noncompete Period, directly or indirectly (i) induce any customer acquired hereunder or any other customer of Cenuco or any of its subsidiaries, successors or assigns (as used in this Section 7.6, the “Cenuco Companies”) to patronize any business which is directly or indirectly in competition with the Business conducted by any of the Cenuco Companies; (ii) canvass, solicit or accept from any Person which is a customer of the Business conducted by any of the Cenuco Companies, any such competitive business; or (iii) request or advise any customer of the Business conducted by any of the Cenuco Companies to withdraw, curtail or cancel any such customer’s business with the Cenuco Companies or their successors;

     (c) during the Noncompete Period, directly or indirectly, employ or enter into any arrangement to pay salary, bonus or other compensation to any person who was employed by the Cenuco Companies during the previous six (6) months, or in any manner seek to induce any employee of the Cenuco Companies to leave his or her employment; and

     (d) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in their possession any of the Cenuco Companies’ proprietary rights or records acquired hereunder, including, but not limited to, any customer lists.

22

     The Company and the Members agree and acknowledge that the restrictions contained in this Section 7.6 are reasonable in scope and duration, and are necessary to protect the Cenuco Companies. The Company and the Members agree and acknowledge that any breach of this Section will cause irreparable injury to the Cenuco Companies and upon any breach or threatened breach of any provision of this Section 7.6, the Cenuco Companies shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Cenuco Companies may have as a result of such breach, including the right to seek monetary damages. The parties hereto agree that Cenuco may assign, without limitation, the foregoing restrictive covenants to any successor to the Business. The provisions of this Section 7.6 shall be construed as an agreement on the part of the Company and the Members independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of the Company or any of the Members against Cenuco or the Cenuco Companies, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Cenuco of the provisions of this Section 7.6.

     In addition, all Persons with an interest in a Member and those Persons listed on Schedule 7.6 shall execute a non compete agreement containing the provisions of this Section 7.6 (the “Noncompete Agreements”)

     7.7 Consents. Prior to the Closing, the Company shall use its reasonable best efforts to obtain and receive consents to the transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of the Company from any Person(s) from whom such consent or waiver is required under any Contract to which the Company or the Purchased Assets are bound (including the Customer Contracts, the Assumed Contracts, the Equipment Leases and the Real Property Leases), or who, as a result of the transactions contemplated hereby, would have the right to terminate or modify such Contracts, either by the terms thereof or as a matter of law.

     7.8 Payoff and Estoppel Letters. Prior to the Closing, the Company shall request and deliver to Cenuco payoff and estoppel letters from all holders of any Indebtedness of the Company to be paid off on or prior to the Closing, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to Cenuco, upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled. At Closing, the Company shall deliver to Cenuco appropriately completed UCC-3 Termination Statements ready for execution by each creditor that is named in a financing statement on file against any of the Company’s assets and shall have caused to be filed UCC-3 Termination Statements for financing statements on file against the Company’s assets pertaining to inactive or previously terminated financings.

     7.9 Receivables. At or prior to the Closing Date, the Company shall deliver to Cenuco a true, complete and correct list of all Receivables to be transferred to Cenuco pursuant to Section 1.1(g). From and after the Closing, the Company shall cooperate with Cenuco upon Cenuco’s request to notify each payor of any Receivables of such transfer to Cenuco. The Company and the Members hereby agree and acknowledge that any and all payments in respect

23

of such Receivables that are received by the Company or any Members after the Closing shall be held in trust for the benefit of Cenuco and delivered to Cenuco as soon as practicable.

     7.10 Post-Closing Actions of the Company. At Closing, the Company shall change its name to a name that does not include the words Omni Point or any derivation thereof.

     7.11 Execution of Further Documents. From and after the Closing, upon the reasonable request of Cenuco, the Company shall execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurance as may be required or appropriate to convey and transfer to and vest in Cenuco and protect its right, title and interest in all of the Purchased Assets and to carry out the transactions contemplated by this Agreement.

     7.12 Transaction Documents. At Closing, Scott Hirsch shall enter into a three (3) year employment agreement as Chief Executive Officer of the Cenuco Online Media Solutions Division (the “Omni Point Division”), the form of which is attached as Exhibit A (the “Employment Agreement”), and the Company shall enter into the Bill of Sale, Assignment and Assumption Agreement, the form of which is attached as Exhibit B, the Noncompete Agreements, and such other closing documents requested by Cenuco. Neither Cenuco nor its assignee(s) shall have any obligation to employ or offer to employ any other persons currently or formerly employed by the Company.

     7.13 Leases. The Company and the Members shall have caused the assignment to Cenuco (or its designee) of leases for Leased Premises owned by unaffiliated third-parties pursuant to an assignment, assumption and non-disturbance agreement reasonably satisfactory to Cenuco.

     7.14 Trading in Cenuco Common Stock. From the date of this Agreement until the Closing Date, the Company and the Members (and any Affiliates thereof) shall not directly or indirectly purchase or sell (including short sales) any shares of Cenuco Common Stock in any transactions effected on American Stock Exchange or otherwise.

     7.15 Board of Directors. The Board of Directors of Cenuco will be expanded so that in addition to the existing Members of the Board of Directors, Scott Hirsch, Michael Brauser and two (2) additional individuals chosen by Michael Brauser, shall be appointed to the Board of Directors, such individuals to be appointed upon the consent of Cenuco, which such consent will not be unreasonably withheld.

7.16 Warrants.

     (a) The Company shall issue at Closing to Michael Brauser and Scott Hirsch (to be shared equally) Warrants in the Form Exhibit C, as follows.

500,000 Warrants issued at Closing at an exercise price of $4.00/share;
500,000 Warrants issued at Closing at an exercise price of $5.00/share; and
500,000 Warrants issued at Closing at an exercise price of $6.00/share.

24

     (b) In addition the following Warrants shall be issued to Michael Brauser and Scott Hirsch for their ongoing efforts in developing the Business upon satisfaction of the following conditions:

     (i) If gross revenues of the Omni Point Division of at least $46,000,000.00 are attained for the year beginning January 1, 2005 and ending December 31, 2005 from growth of the Business and not from the acquisition of businesses or acquisition of customer accounts;

     1,000,000 Warrants to be issued at $8/share,

     (ii) If gross revenues of the Omni Point Division of at least $68,000,000.00 are attained for the year beginning January 1, 2006 and ending December 31, 2006 from growth of the Business and not from the acquisition of businesses or acquisition of customer accounts;

     1,000,000 Warrants to be issued at $10/share,

     (iii) If gross revenues of the Omni Point Division of at least $86,000,000.00 are attained for the year beginning January 1, 2007 and ending December 31, 2007 from growth of the Business and not from the acquisition of businesses or acquisition of customer accounts;

     1,000,000 Warrants to be issued at $12/share.

     7.17 Shareholders Agreement. At Closing Steven Bettinger, Scott Hirsch and Michael Brauser shall enter into a Shareholder’s Agreement, the form of which is attached as Exhibit D.

     7.18 Registration Rights. The Company shall utilize its reasonable best efforts to file a registration statement with the SEC by no later than March 15, 2005, so that Brauser and Hirsch may collectively sell Cenuco Common Stock with a value of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

     7.19 SEC Filings. With a view to making available to the Company and its Members the benefits of certain rules and regulations of the SEC which may permit the sale of Cenuco Common Stock to the public without registration, Cenuco agrees from and after the date of this Agreement, until such time as Members are able to sell all of their shares of Cenuco Common Stock under Rule 144(k), to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time (“Rule 144”); (b) file with the SEC, in a timely manner, all reports and other documents required of Cenuco under the Exchange Act; (c) so long as the Company or any of the Members owns any of the Cenuco Common Stock delivered to Company pursuant to this Agreement, furnish to any such parties promptly upon request a written statement by Cenuco as to its compliance with the reporting requirements of the Exchange Act; (d) take such further action as the Company or any of the Members may reasonably request, all to the extent required form time to time to enable such Person to sell their Cenuco Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144; and (e)

25

cooperate with the Company or any of the Members’ reasonable requests in their attempts to dispose of the Cenuco Common Stock upon satisfaction of the applicable holding periods under Rule 144.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF CENUCO

     The obligation of Cenuco to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Cenuco:

     8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Company and the Members contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for matters specifically permitted by or disclosed on any Schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Members shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company and the Members shall have delivered to Cenuco a certificate, dated as of the Closing Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

     8.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change in the Purchased Assets or the Business, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the Purchased Assets or the Business, and (iii) none of the Purchased Assets shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) and there shall have been delivered to Cenuco a certificate to that effect, dated the Closing Date and signed by or on behalf of the Company and the Members.

     8.3 Corporate Certificate. The Company shall have delivered to Cenuco (i) copies of its Articles or Organization and Operating Agreement of the Company as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and the Members of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Florida as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

     8.4 Delivery of Purchased Assets; Cash at Closing. (a) At the Closing, the Company shall duly execute and deliver to Cenuco (or its assignee) Bills of Sale, Assignment and Assumption Agreements in the form attached hereto as Exhibit B, and such other instruments of transfer of title as are necessary to transfer to Cenuco (or its assignee) good and

26

marketable title to the Purchased Assets (including endorsed titles for unencumbered vehicles transferred hereunder) free and clear of any Liens other than the Assumed Liabilities, and shall deliver to Cenuco (or its assignee) immediate possession of the Purchased Assets.

     (b) At Closing the Company shall provide evidence acceptable to Cenuco of cash held by the Company of a minimum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), and estimated Working Capital as of the Closing Date of a minimum of One Million Dollars ($1,000,000.00).

     8.5 Consents. The Company shall have received all necessary permits, licenses, franchises, approvals and consents to the transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract to which the Company or the Purchased Assets are bound (including the Customer Contracts, the Assumed Contracts, the Equipment Leases and the Real Property Leases) as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts, either by the terms thereof or as a matter of law.

     8.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transaction contemplated hereby, and which, in the judgment of Cenuco, makes it inadvisable to proceed with the transactions contemplated hereby.

     8.7 Board and Shareholder Approval. The Board of Directors and shareholders of Cenuco shall have authorized and approved this Agreement and the transactions contemplated hereby.

     8.8 Governmental Consents. Cenuco shall have received all necessary approvals, consents, reviews, and/or waivers from all applicable Governmental Authorities.

     8.9 Other Closing Documents. The Company and Members and the other applicable parties shall have executed and delivered the documents required by this Agreement to have been executed and delivered by them, and such other closing documents necessary to consummate the Acquisition.

     8.10 Delivery of Financial Statements. The Company shall deliver to Cenuco the Financial Statements and any other required financial information by Cenuco for its preparation of its Proxy Statement and filings with any applicable Governmental Authority as soon as practicable.

     8.11 Schedules and Exhibits. The parties hereto acknowledge and agree that this Agreement is being entered into by each such party as of the date hereof without the benefit of completed Exhibits and Schedules being attached hereto. The Company and the Members agree to work diligently and in good faith to prepare the Schedules and deliver them to Cenuco by October 26, 2004. Cenuco shall in good faith review and comment upon such Schedules within three (3) days of receipt. Should Cenuco determine in its reasonable judgment that certain disclosures on such Schedules make it inadvisable to proceed with the transaction contemplated

27

hereby they shall advise the Company in writing of its determination within three (3) days after receipt. The Company shall have five days to take such steps to alleviate Cenuco’s concerns. If the Company does not take sufficient action to alleviate Cenuco’s concerns then this Agreement shall be deemed to be terminated as of the end of such five (5) day period, each party shall be released from their respective obligations hereunder, and no party shall have any obligation to any other party hereunder on account of this Agreement or the transactions contemplated hereby. The parties hereto shall in good faith finalize the Exhibits within five (5) days.

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF
THE COMPANY AND THE MEMBERS

     The obligations of the Company and the Members to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Members:

     9.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Cenuco contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Cenuco shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Cenuco shall have delivered to the Company and the Members a certificate, dated as of the Closing Date, and signed by an officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed in all material respects.

     9.2 Purchase Price. At the Closing, Cenuco shall pay to the Company the Purchase Price (other than the Deferred Amount) execute the Bill of Sale, Assignment and Assumption Agreement and assume the Assumed Liabilities.

     9.3 No Order or Injunction. There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

     9.4 Closing Documents. Cenuco shall have executed and delivered the documents required by this Agreement to have been executed and delivered by it.

ARTICLE X

INDEMNIFICATION

     10.1 (a) The Company and the Members, severally, agree to indemnify and hold Cenuco and each of its officers, directors, employees, Affiliates, successors and assigns (collectively, for the purpose of this Article X, “Cenuco”) harmless from and against the

28

aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Cenuco arising out of or resulting from (i) any breach of a representation, warranty or certification made by the Company or the Members in this Agreement or in any other document or certificate delivered pursuant to this Agreement (without regard to any materiality qualifications or disclosures pursuant to Section 8.1), (ii) any breach of the covenants or agreements made by the Company or the Members in this Agreement or in any other document or certificate delivered pursuant to this Agreement, (iii) any liability or obligation of the Company (whether absolute or contingent, liquidated or unliquidated, or due or to become due), other than the Assumed Liabilities, resulting from the Company’s ownership or operation of the Purchased Assets or the Business prior to Closing including, without limitation, the Excluded Liabilities or related to the Excluded Assets, or (iv) any Environmental Liability (collectively, “Indemnifiable Damages”).

     Notwithstanding the foregoing, Cencuo shall not be entitled to any Indemnifiable Damages for breaches of the representations and warranties unless the aggregate of all Indemnifiable Damages for breaches of the representations and warranties exceeds $25,000 (the “Indemnification Threshold”), in which case Cenuco shall be entitled to the full amount of such Indemnifiable Damages in excess of the Indemnification Threshold. Further, the total Indemnifiable Damages for which each Member shall be liable hereunder shall be limited to that portion of the Purchase Price received by each Member as further provided on Schedule 10.1. In the event such Member received Cenuco Common Stock as part of the Purchase Price, it shall be valued at Four Dollars ($4.00) per share. A Member in paying to Cenuco its portion of Indemnifiable Damages may pay such amounts by tendering to Cencuo, shares of Cenuco Common Stock, in which event, the Cenuco Common Stock shall be valued for purposes of such payment at Four Dollars ($4.00) per share (the “Indemnification Cap”); provided, however, that the Indemnification Threshold and the Indemnification Cap shall not apply with respect to, and Cenuco shall be entitled to the full amount of any Indemnifiable Damages resulting from: (i) Excluded Liabilities (including Environmental Liabilities) and the matters set forth in clause (iii) of the first sentence of this Section 10.1.

     (b) Cenuco agrees to indemnify and hold the Company and the Members (collectively, for the purpose of this Article X, “Company”) harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Company arising out of or resulting from (i) any breach of a representation, warranty or certification made by Cenuco in this Agreement or in any other document or certificate delivered pursuant to this Agreement (without regard to any materiality qualifications or disclosures pursuant to Section 9.1), (ii) any breach of the covenants or agreements made by Cenuco in this Agreement or in any other document or certificate delivered pursuant to this Agreement (also “Indemnifiable Damages”).

     10.2 Survival of Representations and Warranties. Each of the representations and warranties made by the Company and the Members in this Agreement or pursuant hereto shall survive for a period of one (1) year after the Closing Date. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to

29

fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

     10.3 Third Party Actions. Promptly after receipt by a party of notice of commencement of any action by a third party which could give rise to Indemnifiable Damages (an “Indemnified Party”) the Indemnified Party will, if a claim thereof is to be made against the other parties hereto (an “Indemnifying Party”), notify the Indemnifying Party of the commencement thereof; provided, however, that the omission to so notify the Indemnifying Party will not relieve them from any liability which they may have hereunder unless the Indemnifying Party have been materially prejudiced thereby. The parties agree that with respect to any such third party action the Indemnified Party shall (i) assume the defense thereof with its own legal counsel, (ii) provide the Indemnifying Party with all information that they reasonably request relating to the handling of such claim, (iii) confer with the Indemnifying Party as to the most cost-effective manner in which to handle such claim, and (iv) use its reasonable efforts to minimize the cost of handling such claim.

     With respect to any action commenced by a third party which could give rise to Indemnifiable Damages and which seeks recovery solely of money damages, the Indemnifying Party shall have the right to participate in, and, to the extent that they may wish, jointly or individually, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that prior to the assumption of such defense the Indemnifying Party assuming such defense must acknowledge in writing to the Indemnified Party that they shall be fully responsible (with no reservation of rights) for all Indemnifiable Damages relating to such claim; provided, further, if the defendants in any action include both the Indemnified Party and any of the Indemnifying Parties and there is a conflict of interest which would prevent such counsel from also representing the Indemnified Party, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on behalf of the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of their election to so assume the defense thereof, the Indemnifying Party, as applicable, will not be liable to the Indemnified Party pursuant to the provisions of Section 10.1 for the related counsel and paralegal fees and expenses subsequently incurred by the Indemnified Party (or its subsidiaries) in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent them within a reasonable time after notice of the commencement of the action, or (iii) the Indemnifying Party shall not have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party, as applicable. Notwithstanding anything to the contrary in this Section 10.3, the Indemnifying Party shall have the right to settle or compromise any action for which they have assumed the defense if the settlement or compromise provides for any injunctive or other equitable relief against the Indemnified Party or otherwise provides for any continuing obligations of any nature against the Indemnified Party or loss of rights of the Indemnified Party, and nothing stated in this Section 10.3 shall otherwise affect the Indemnifying Party’s obligation to pay the Indemnified Party all Indemnifiable Damages pursuant to Section 10.1. With respect to any such third party

30

action assumed by the Indemnifying Party, as applicable, the parties agree to provide each other with all information that they reasonably request relating to the handling of such matter.

     10.4 Set off. Cenuco may set off against the Deferred Amount any Audit Adjustments and/or Indemnifiable Damages (at a value of the greater of the market value of the Cenuco Common Stock on the date of such set off or four dollars ($4.00) per share) for which the Company or the Members may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

     (a) Cenuco shall give written notice to the Company and the Members of any claim for Audit Adjustments or Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Audit Adjustments or Indemnifiable Damages or other loss, damage, cost or expense which Cenuco claims to have sustained by reason thereof, and (ii) the basis of the claim therefor.

     (b) Such set off shall be effected on the later to occur of the expiration of ten (10) days from the date of such notice (the “Notice of Contest Period”) or, if such claim is contested, the date the dispute is resolved.

     (c) If, prior to the expiration of the Notice of Contest Period, the Company or the Members shall notify Cenuco in writing of an intention to dispute the claim and if such dispute is not resolved within thirty (30) days after expiration of such period, then Cenuco may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Audit Adjustments or Indemnifiable Damages.

     (d) All set offs and payments of Audit Adjustments or Indemnifiable Damages pursuant to this Section shall be treated as adjustments to the Purchase Price.

     (e) The Deferred Amount shall constitute a deferred payment obligation of Cenuco to the Company, which amount shall be (i) paid to the Company in accordance with Section 10.5 hereof, and (ii) subject to set off as provided in this Section 10.4.

     10.5 Delivery of Deferred Amount. Cenuco agrees to deliver to the Members no later than three (3) business days following the one year anniversary of the Closing Date any Deferred Amount then held by it unless there then remains unresolved any claim for Audit Adjustments or Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event that portion of the Deferred Amount subject to an ongoing claim shall continue to be held and the remaining portion of the Deferred Amount not subject to a claim shall be released. Any Deferred Amount remaining on deposit after such claim shall have been satisfied shall be returned to the Company promptly after the time of satisfaction.

     10.6 No Bar. If the Deferred Amount is insufficient to set off any claim for Audit Adjustments or Indemnifiable Damages made hereunder (or has been delivered to the Company prior to the making or resolution of such claim), then Cenuco may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Audit Adjustments or Indemnifiable Damages.

31

ARTICLE XI

DEFINITIONS

     11.1 Defined Terms. As used herein, the following terms shall have the following meanings:

     “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

     “Assignment and Assumption Agreement” shall mean the Bill of Sale, Assignment and Assumption Agreement, the form of which is attached as Exhibit B hereto.

     “Code” means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

     “Contract” means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, collective bargaining agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

     “Environmental Laws” means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof.

     “Environmental Liability” means any and all liabilities and obligations relating to or arising out of environmental matters or claims relating to or arising from events or occurrences taking place or conditions existing (whether known or unknown) prior to the Closing Date or relating to or arising from events or occurrences taking place or conditions existing (whether known or unknown) on or after the Closing Date to the extent such matters relate to or arise from the Company’s actions on the Owned Properties, the Leased Premises and any premises on which the Business was conducted, including, without limitation, (i) any violation or alleged violation of any Environmental Laws including the obligations thereunder to investigate or remediate or otherwise undertake removal of Hazardous Substances or (ii) any actual or alleged Handling or Discharging of Hazardous Substances.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

32

     “GAAP” means generally accepted accounting principles in effect in the United States from time to time.

     “Governmental Authority” means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, the SEC and the American Stock Exchange.

     “Indebtedness” of any entity means all obligations of such entity (i) which in accordance with GAAP should be classified upon a balance sheet of such entity as indebtedness, (ii) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property or services, guaranties, letters of credit, or deferred purchase price, (iii) secured by any lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations, (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, or (v) for remaining payments under any leases (including, but not limited to, equipment leases, operating leases and capital leases), or rental purchase options, in each case including, without limitation, accrued and unpaid interest, and prepayment or early termination payments or penalties associated with any of the foregoing items (i) through (v) whether mandatory or optional.

     “Intellectual Property” means all United States and foreign intellectual property, including all worldwide trademarks, service marks, trade names, URLs and Internet domain names, designs, slogans, logos, and trade dress, together with all goodwill related to the foregoing; patents, copyrights, processes, operating rights, computer software, technology, trade secrets and other confidential information, customer lists, know-how, processes, formulae, algorithms, models, user interfaces, inventions, advertising and promotional materials, and all registrations, applications, recordings, renewals, continuations, continuations-in-part, divisions, reissues, reexaminations, foreign counterparts, and other legal protections and rights related to the foregoing.

     “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction on transfer, right of refusal, preemptive right, claim or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

     “Material Adverse Change (or Effect)” means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

     “Person” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

33

     “SEC” means the Securities and Exchange Commission of the United States.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Tax Return” means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

     “Taxes” means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

     “Transaction Costs” means all legal, accounting, tax consulting, financial advisory and other fees and expenses, including any transfer fees, government filing fees and the cost of title insurance and surveys, incurred, paid or payable by the Company in connection with the transactions contemplated by this Agreement.

     11.2 Other Definitional Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

ARTICLE XII

TERMINATION

     12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the parties hereto at any time prior to the Closing; or (b) by Cenuco in the event of a material breach by the Company or any of the Members of any provision of this Agreement, which is not cured by the Indemnifying Party within five (5) days of receipt of written notice from Cenuco, or if the Indemnifying Party fail to satisfy the other conditions of Article VIII and be prepared to close the transactions contemplated hereby within 30 days of receipt of all approvals, consents or authorizations of the SEC, American Stock Exchange and the Cenuco shareholders; or (c) by the Company in the event of a material breach by Cenuco of any provision of this Agreement, which is not cured by Cenuco within five (5) days of receipt of written notice from the Company, or if Cenuco fails to satisfy the conditions of Article IX and be prepared to close the transactions contemplated hereby within 30 days of receipt of all approvals, consents or authorizations of the SEC, American Stock Exchange and the Cenuco shareholders.

     12.2 Effect of Termination. Except for the provisions of Article X hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement

34

pursuant to Section 12.1(a), this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder.

     12.3 Cenuco’s Obligation to Pay Break Up Fee Under Certain Circumstances.

     (a) Cenuco shall pay (by wire transfer of immediately available funds) to the Company a break-up fee (“Break-Up Fee”) One Million Dollars ($1,000,000.00) in the event of the termination of this Agreement under Section 12.1(c).

     (b) The parties hereto acknowledge that the actual damages sustained by the Company resulting from the events set forth in subsection (a) above are difficult to ascertain, that the Break-Up Fee set forth in this Section 12.3 is a reasonable estimate of the amount of damages which the Company would suffer, and that upon payment of such Break-Up Fee the parties shall have no further rights or obligations hereunder.

     12.4 Cenuco’s Remedies Upon Termination.

     (a) Company shall pay (by wire transfer of immediately available funds) to Cenuco a termination fee (“Termination Fee”) of One Million Dollars ($1,000,000.00) in the event of termination of this Agreement under Section 12.1(b).

     (b) The parties hereto acknowledge that the actual damages sustained by the Company resulting from the events set forth in subsection (a) above are difficult to ascertain, that the Termination Fee set forth in this Section 12.4 is a reasonable estimate of the amount of damages which Cenuco would suffer, and that upon payment of such Termination Fee the parties shall have no further rights or obligations hereunder.

ARTICLE XIII

SECURITIES LAW MATTERS

     In addition to the other representations, warranties and covenants set forth herein, as a material inducement to Cenuco to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Members make the following representations, warranties and covenants, as applicable.

     13.1 Investment Intent. Each Member is acquiring the Cenuco Common Stock hereunder for his/her/its own account and with no present intention of distributing or selling such shares and further agrees not to transfer such shares in violation of the Securities Act or any applicable state securities law, and no one other than the Members have any beneficial interest in the shares. The Member agrees that he/she/it will not sell or otherwise dispose of any of the Cenuco Common Stock unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to Cenuco, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Cenuco, is exempt from registration or qualification under applicable state securities laws. Each Member understands that the offer and sale by the Cenuco of the Cenuco Common Stock being acquired by each Member hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the

35

registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of Cenuco on such exemption from registration is predicated in part on these representations and warranties of each of the Members.

     13.2 Accredited Member. Each Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

     13.3 Adequate Information. Each Member has received from Cenuco, and has reviewed, such information which such Member considers necessary or appropriate to evaluate the risks and merits of an investment in the Cenuco Common Stock.

     13.4 Opportunity to Question. Each Member has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of Cenuco so as to receive answers and verify information obtained in the Member’s examination of Cenuco, including the information that the Member has received and reviewed in relation to his/her/its investment in the Cenuco Common Stock.

     13.5 No Other Representations. No oral or written representations have been made to any Member in connection with the Member’s acquisition of the Cenuco Common Stock which were in any way inconsistent with the information reviewed by the Member. The Member acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to Cenuco, any of its subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article IV hereof.

     13.6 Knowledge and Experience. Each Member has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Member to utilize the information made available by Cenuco to such Member in order to evaluate the merits and risks of an investment in the Cenuco Common Stock and to make an informed investment decision with respect thereto.

     13.7 Independent Decision. Each Member is not relying on Cenuco or on any legal or other opinion in the materials reviewed by the Member with respect to the financial or tax considerations of the Member relating to its investment in the Cenuco Common Stock. Each Member has relied solely on the representations and warranties, covenants and agreements of Cenuco in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Cencuo Common Stock.

     13.8 Legend. The certificates representing Cenuco Common Stock shall bear substantially the following legend:

THE SHARES [SECURITIES] REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THIS SECURITIES ACT OF 1933, AS

36

AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

ARTICLE XIV

GENERAL PROVISIONS

     14.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

(a)	if to Cenuco to:	Cenuco, Inc. 6421 Congress Avenue Suite 201 Boca Raton, Florida 33487

Attn: Steven Bettinger Telephone: 561-997-2602 Telecopy: 561-994-4363

	with a copy to:	Akerman Senterfitt One S.E. Third Avenue Miami, FL 33131 Attn: David C. Ristaino, Esq. Telephone: 305-374-5600 Telecopy: 305-374-5095

(b)	if to the Company or the Members to:	Omni Point Marketing, LLC 6700 N. Andrews Avenue, 2nd Floor Ft. Lauderdale, Florida 33309 Attn: Scott Hirsch Telephone: Telecopy:

	with a copy to:	Broad and Cassel Attn: David J. Powers 7777 Glades Road, Suite 300 Boca Raton, Florida 33434 Telephone: (561) 883-8958 Telecopy: (561) 218-8960

37

     Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

     14.2 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The Exhibits and Schedules constitute a part hereof as though set forth in full above. Except for the Cenuco Affiliates and other persons expressly stated herein to be indemnitees, this Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

     14.3 Expenses. The parties shall pay their own fees and expenses, including their own Transaction Costs, incurred in connection with this Agreement or any transaction contemplated hereby. The Company shall pay all legal, accounting, tax consulting, financial advisory and other fees and expenses, including any transfer fees, government filing fees and the cost of title insurance and surveys, incurred by the Company in connection with the transactions contemplated by this Agreement.

     14.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     14.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. The rights and obligations of any party under this Agreement may not be assigned without the prior written consent of the other parties hereto.

     14.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

     14.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this

38

Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

     14.8 Construction. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

     14.9 Governing Law; Severability. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the Florida applicable to contracts executed and to be wholly performed within such state. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

     14.10 Arm’s Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

[signatures appear on following page]

39

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CENUCO, INC., a Delaware corporation
By:	/s/ Steve Bettinger
	Name:	Steve Bettinger
	Title:	President

OMNI POINT MARKETING, LLC. a Florida limited liability company
By:	/s/ Adam Mittelberg
	Name:	Adam Mittelberg
	Title:	President

MEMBERS:
/s/ Richard Hill
Richard Hill

MARLIN CAPITAL PARTNERS III, LLC
By:	/s/ Michael Brauser
Michael Brauser, Manager

MARIN ENTERPRISES, INC.
By:	/s/ Denny Marin
	Name:	Denny Marin
	Title:	President

McCALL AND ESTES MARKETING, INC.
By:	/s/ Scott Hirsch
	Name:	Scott Hirsch
	Title:	Vice President

/s/ Michael Brauser
Michael Brauser, individually

/s/ Scott Hirsch
Scott Hirsch, individually

40

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Form of Employment Agreement
EXHIBIT B	Form of Bill of Sale, Assignment and Assumption Agreements
EXHIBIT C	Form of Warrant
EXHIBIT D	Form of Shareholders Agreement
Schedule 1.1(b)	Other Tangible Personal Property
Schedule 1.1(c)	Customer Accounts
Schedule 1.1(d)	Assumed Contracts
Schedule 1.1(h)	Equipment Leases
Schedule 1.1(i)	Intangible Property
Schedule 5.4	Capitalization
Schedule 5.5	Required Consents
Schedule 5.7	Financial Statements
Schedule 5.9	Liabilities of the Company, Indebtedness
Schedule 5.10	Litigation
Schedule 5.12	Real Estate
Schedule 5.14	Policies
Schedule 5.15	Employees
Schedule 5.16	Employee Benefit Plans
Schedule 5.18	Insurance Policies
Schedule 5.19	Receivables
Schedule 5.20	Intellectual Property
Schedule 5.21	Material Contracts
Schedule 5.23	Customers
Schedule 5.24	Names
Schedule 5.25	Commissions
Schedule 5.26	Product Rebates and Discounts
Schedule 5.27	Related Party Transactions
Schedule 7.6	Interested Persons
Schedule 10.1	Member Indemnity Amounts

41

ANNEX B

AUDIT COMMITTEE CHARTER
OF
CENUCO, INC.

Purpose

The Audit Committee is appointed by the Board of Directors of Cenuco, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s purpose is to assist Board of Directors’ oversight of:

– The accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

– The Company’s compliance with legal and regulatory requirements;

– The independent auditors’ qualifications, independence and performance; and

– Communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain special legal, accounting, or other consultants or experts (collectively, “Advisors”) it deems necessary in the performance of its duties. The Company shall provide funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors, (ii) compensation to any Advisors employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out is duties.

Committee Authority and Responsibilities

Review Procedures

1.	Evaluate the Audit Committee’s performance annually and recommend any changes to the Board of Directors for approval.

2.	Review and discuss with management and the independent auditors (a) the audited financial statements (including quality of financial reporting decisions and judgments), (b) the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (c) the “Critical Accounting Policies” disclosure to be contained in the annual report on Form 10-KSB and annual shareholders report to determine that the independent auditors are satisfied with the content and disclosure of the financial statements and related disclosure. Recommend to the Board that the Company’s audited financial statements be included in the Form 10-KSB.

3.	In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls and the Company’s system to monitor and manage business risk and ethical and legal regulatory compliance programs, and elicit any recommendations for the improvement of such controls and systems or particular areas where new or more detailed controls or systems are desirable. Discuss policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

4.	Review and discuss with management and the independent auditors (a) the interim financial statements (including quality of financial reporting decisions and judgments), (b) the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (c) the “Critical Accounting Policies” disclosure to be contained in the quarterly report on Form 10-QSB. Discuss the results of the independent auditors’ review of the Company’s interim financial information. In addition, the Audit Committee shall discuss with the independent auditors other matters required to be communicated by the independent auditors in accordance with applicable generally accepted auditing standards prior to the inclusion of such information in the Company’s Form 10-QSB. The chair of the Audit Committee may represent the entire Committee for purposes of this review.

5.	Review annually with financial management and the independent auditors, (i) any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements; (ii) the Company’s accounting policies in light of the Company’s current operations and current GAAP and SEC rules and regulations, (iii) any major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles; and (iv) the effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the financial statements of the Company.

Independent Auditors

6.	Directly appoint, compensate, retain and oversee the work of the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries. The independent auditors shall report directly to the Audit Committee, and the Audit Committee shall resolve any disagreements between management and the independent auditors.

2

7.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion thereof review with the independent auditors such audit, including any comments or recommendations of the independent auditors, any significant changes required in the independent auditors’ audit plan or any significant difficulties or disputes encountered during the audit, including any restrictions on the scope of the auditor’s activities or on access to required information, and management’s response.

8.	Discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

9.	Receive and review (i) the independent auditors formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, Independence Discussions with Audit Committees, and (ii) any other certifications or documentation necessary to ensure that the independent auditors meet the independence standard required by law. Review all such documentation with the independent auditors, and if so determined by the Audit Committee, take or recommend that the full Board of Directors take appropriate action to oversee the independence of the auditors.

10.	Receive and review timely reports from the independent auditors regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

11.	Approve, in advance, any additional “Audit,” “Audit-Related”, “Tax” and “Other Services” (as such terms are defined by the SEC rules and regulations) to be provided by the independent auditors. Determine the amount of compensation to be paid to the independent auditors for such additional services. The Company shall provide for funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors for any such services.

Develop Controls to Insure the Integrity of the Financial Statements and Quality of Disclosure

12.	Review with management and the independent auditors significant risks and exposures, and the steps management has taken to minimize the risks or exposures.

13.	Review with management the Company’s systems of internal control.

3

14.	On a quarterly basis, discuss the following with management and the independent auditors, if applicable:

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

15.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Audit Committee’s attention by the Company’s external securities counsel.

Other Audit Committee Responsibilities

16.	Annually prepare the Audit Committee Report for inclusion in the Proxy Statement.

17.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

18.	Establish policies for the Company’s hiring of current or former employees of the independent auditors.

Committee Membership And Organization

1.	Appointment and Term. The Audit Committee shall be appointed annually by a majority vote of the Board of Directors. The Board of Directors, by majority vote, may remove any member of the Audit Committee.

4

2.	Composition and Qualifications. The Audit Committee shall be composed of at least two directors (three directors if the Company no longer qualifies as a “Small Business Issuer” under SEC Regulation S-B), each of whom must (i) be independent as defined under the rules of the American Stock Exchange (“AMEX”), (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and (iii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or who otherwise qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-B promulgated under the Exchange Act. No member of the Audit Committee may accept any consulting, advisory, or other compensatory fee from the Company other than for board service, and no member of the Audit Committee may be an affiiliated person of the Company as defined in SEC Rules.

3.	Meetings. The Audit Committee shall meet at least quarterly or more frequently as the Audit Committee requires. The Audit Committee has the authority to ask members of management or others to attend the meetings and provide pertinent information as necessary.

4.	Reporting and Minutes. The Audit Committee shall provide copies of minutes of meetings of the Audit Committee to the Board of Directors. All notices of meetings shall be provided to the Company’s management in order for payment of any applicable meeting fees and expenses to be made. The Audit Committee shall report to the entire Board of Directors the discussions held with management. The Audit Committee shall report committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

5.	Review of Charter. The Audit Committee shall review its charter on an annual basis and recommend any changes to the Board of Directors for approval. The Audit Committee shall publish this Charter whenever it is revised or at least every three years in accordance with SEC rules and regulations.

5

PROXY
CENUCO, INC.

This proxy is solicited on behalf of the Board of Directors of Cenuco, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Holiday Inn of Boca Raton, Boca Raton, Florida, on December 30, 2004 at 10:00 a. m. (EST). The undersigned hereby appoints Steven Bettinger and Robert Picow and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company held of record by the undersigned on December 6, 2004, at the Annual Meeting, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted: (i) FOR the approval of the issuance of the Company’s common stock in connection with the Omni Point Acquisition described in Proposal 1; (ii) FOR the election of the nominees to the Board of Directors named in Proposal 2; (iii) FOR the ratification of Salberg & Company, P.A. as the Company’s independent auditor for the fiscal year ending June 30, 2005 in Proposal 3; and (iv) FOR or AGAINST any other proposals to be considered at the Annual Meeting, in the judgment of the proxyholders.

1.	THE PROPOSAL TO APPROVE THE ISSUANCE OF THE FOLLOWING SHARES OF THE COMPANY’S COMMON STOCK, IN CONNECTION WITH THE COMPANY’S PROPOSED ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF OMNI POINT MARKETING, LLC, A FLORIDA LIMITED LIABILITY COMPANY (“OMNI POINT”): (A) UP TO 4,275,000 SHARES TO BE ISSUED TO OMNI POINT, AS PART OF THE AGGREGATE PURCHASE PRICE; (B) UP TO 1,500,000 SHARES TO BE ISSUED UPON THE CONVERSION OF WARRANTS TO BE ISSUED TO AFFILIATES OF OMNI POINT AT THE CLOSING; AND (C) UP TO 3,000,000 SHARES TO BE ISSUED UPON THE CONVERSION OF WARRANTS THAT MAY BE ISSUED TO AFFILIATES OF OMNI POINT AS EARN-OUT CONSIDERATION.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	THE PROPOSAL TO ELECT THE FOLLOWING DIRECTORS TO THE BOARD OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE’S NAME IN THE LIST BELOW.)

☐	FOR ALL NOMINEES LISTED BELOW EXCEPT AS MARKED TO THE CONTRARY.	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES BELOW

Robert Picow
Steven M. Bettinger
Andrew Lockwood
Jack Phelan

3.	THE PROPOSAL TO RATIFY THE SELECTION OF SALBERG & COMPANY, P.A. AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2005.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

NUMBER OF SHARES OWNED	SIGNATURE

(TYPED OR PRINTED NAME)

SIGNATURE IF HELD JOINTLY

(TYPED OR PRINTED NAME)

DATED: _____________________

This proxy may be revoked at any time before it is voted at the meeting. Please mark, sign, date and return this proxy promptly.